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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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The Mills Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE MILLS CORPORATION
1300 Wilson Boulevard
Suite 400
Arlington, Virginia 22209

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 7, 2005

Dear Stockholder:

        You are cordially invited to attend our 2005 annual meeting of stockholders, which will be held on Tuesday, June 7, 2005, at 10:00 a.m., Eastern Standard Time, at

Hyatt Regency Crystal City
2799 Jefferson Davis Highway
Arlington, Virginia 22202

to consider the following proposals:

  1.
  To re-elect four directors to serve for the ensuing three-year term; and

  2.
  To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2005; and

  3.
  To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the meeting.

        Only stockholders of record at the close of business on April 22, 2005 will be entitled to receive notice of and vote at the meeting or any adjournments or postponements of the meeting.

        This proxy statement, the enclosed proxy card and our 2004 annual report to stockholders are being mailed to you and other stockholders beginning on or about April 29, 2005.

        Your vote is very important. Whether or not you plan to attend the meeting in person, please submit your vote as soon as possible. You may vote through the Internet, by telephone, by completing and mailing the accompanying proxy card or by attending the annual meeting and completing a written ballot at the Annual Meeting. Please review the instructions on the accompanying proxy card regarding each of these voting options.

By order of the Board of Directors,

Laurence C. Siegel Chairman of the Board and Chief Executive Officer

Thomas E. Frost Executive Vice President and Secretary

Arlington, VA
April 29, 2005

Table of Contents

QUESTIONS AND ANSWERS
Why am I receiving this proxy statement?	1
Who is entitled to vote at the annual meeting?	1
What are the voting rights of stockholders?	1
What will constitute a quorum at the annual meeting?	1
How do I vote?	1
How are proxy card votes counted?	2
Will my shares be voted if I do not provide my proxy and I do not attend the annual meeting?	2
May I change or revoke my vote?	2
How many votes are needed to approve each of the proposals?	3
Who is soliciting my proxy?	3
Who pays the costs of soliciting proxies?	3
What if I receive only one set of proxy materials although there are multiple stockholders at my address?	3
What other information should I review before voting?	3
Will any other matters be voted on?	3
CORPORATE GOVERNANCE, BOARD AND COMMITTEES AND DIRECTOR COMPENSATION INFORMATION	4
Attendance by Our Directors at 2004 Board and Committee Meetings	4
Committees of Our Board of Directors	4
Director Nomination and Evaluation Process	7
Independence of Our Directors	8
Policy on Service on Other Boards	8
Policy on Attendance at Annual Stockholders Meetings by Directors	9
Policy on Stockholder Communications with the Board	9
Executive Sessions of Non-Management Directors	9
Code of Ethics	9
Compensation of Directors	10
ELECTION OF DIRECTORS (PROPOSAL 1)	12
Our Board of Directors	12
Vote Required	14
Our Recommendation	14
REPORT OF THE AUDIT COMMITTEE	15
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL 2)	17
Our Independent Registered Public Accounting Firm	17
Disclosure of Ernst & Young LLP Fees for the Year Ended December 31, 2004	17
Vote Required	18
Our Recommendation	18
OUR EXECUTIVE OFFICERS, EXECUTIVE COMPENSATION, REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE, COMPENSATION COMMITTEE INTERLOCKS AND PERFORMANCE GRAPH	19
Biographical Information of Our Executive Officers	19
Executive Compensation	20
Option/SAR Grants in Last Fiscal Year	21
Aggregated Options/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option Values	22
Long-Term Incentive Plans—Awards in Last Fiscal Year	22
Employment Agreements and Other Arrangements	23
Equity Compensation Plan Information	27

i

Report of Executive Compensation Committee	28
Compensation Committee Interlocks and Insider Participation	30
Performance Graph	31
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF	32
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	35
Transactions with KanAm	35
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	37
ANNUAL REPORT ON FORM 10-K	37
OTHER MATTERS	37
STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING	38
APPENDIX A—	THE MILLS CORPORATION AUDIT COMMITTEE SECOND AMENDED AND RESTATED CHARTER	A-1

ii

THE MILLS CORPORATION
1300 Wilson Boulevard
Suite 400
Arlington, Virginia 22209

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 7, 2005

        All references to "we," "our," "us," "Mills" and "Company" refer to The Mills Corporation and its subsidiaries and affiliates. This proxy statement, the enclosed proxy card and our 2004 annual report to stockholders are being mailed to you and other stockholders beginning on or about April 29, 2005.

QUESTIONS AND ANSWERS

Why am I receiving this proxy statement?

        You are receiving this proxy statement and the accompanying proxy card because you own shares of our voting common stock. This proxy statement contains information related to the solicitation of proxies for use at our 2005 annual meeting of stockholders, to be held on June 7, 2005 at 10:00 a.m., Eastern Standard Time, at the Hyatt Regency Crystal City, 2799 Jefferson Davis Highway, Arlington, Virginia 22202, for the purposes stated in the accompanying notice of annual meeting of stockholders.

        If you sign the proxy card, Mark D. Ettenger and Thomas E. Frost will be appointed as your representatives to vote your shares of common stock at the meeting. At the meeting, Mark D. Ettenger and Thomas E. Frost, or either of them, will vote your shares as you instruct on your proxy card.

Who is entitled to vote at the annual meeting?

        You may vote if you were the record owner of our common stock at the close of business on April 22, 2005, the record date for the 2005 annual meeting. Our common stock constitutes the only class of securities entitled to vote at the meeting. On April 22, 2005, we had 56,021,690 shares of common stock and no shares of non-voting common stock outstanding.

What are the voting rights of stockholders?

        Each share of common stock outstanding on the record date entitles its holder to cast one vote on each matter to be voted on. There is no cumulative voting.

What will constitute a quorum at the annual meeting?

        The presence at the meeting, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the holders of shares of our common stock outstanding on April 22, 2005, will constitute a quorum, permitting the stockholders to conduct business at the meeting. We will include abstentions and broker non-votes in the calculation of the number of shares considered to be present at the meeting. Broker non-votes are shares held by a broker or nominee that are represented at the meeting, but with respect to which the broker or nominee is not voting on a particular proposal.

How do I vote?

        If you hold your shares directly (i.e., not in a brokerage account or in your broker's name), you may vote by completing and returning the accompanying proxy card, vote through the Internet at www.eproxyvote.com/mls, vote by telephone using the toll-free number shown on the enclosed proxy card or by attending the annual meeting and completing a written ballot at the annual meeting. Internet and telephone voting are available 24 hours a day, and if you use one of those methods, you do not need to return a proxy card. Votes by Internet or telephone must be received before 11:59 p.m. on Monday, June 6, 2005. If you do not indicate your voting preference, the appointed proxies will vote your shares FOR each of the proposals. For instructions on voting through the Internet or by telephone, see the enclosed proxy card.

        If your shares are held in a brokerage account or in your broker's name (i.e., "street name"), you should follow the voting directions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by the Internet or by telephone to your broker or nominee. If you provide specific instructions, your broker or nominee should vote your shares as directed. We will pass out written ballots to anyone who wants to vote in person at the annual meeting. If you hold your shares in street name through a brokerage account, you will need a legal proxy from your broker to vote at the annual meeting.

How are proxy card votes counted?

        If the accompanying proxy card is properly signed and returned to us, and not revoked, it will be voted as directed by you. Unless you give other instructions, Mark D. Ettenger and Thomas E. Frost, or either of them, as the persons designated as proxy holders on the proxy card, will vote (a) FOR the election of all nominees for our Board of Directors named in this proxy statement, (b) FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2005, and (c) as recommended by our Board of Directors with regard to any other matters properly coming before the meeting, or, if no such recommendation is given, in their own discretion.

        In the election of directors, you may either vote "for" all the nominees or to "withhold" your vote with respect to one or more of the nominees. Regarding the ratification of our independent registered public accounting firm, you may vote "for", "against" or "abstain". If you withhold your vote with respect to any director nominee, your shares will be counted for purposes of establishing a quorum, but will have no effect on the election of that nominee. If you abstain from voting on the ratification of our independent registered public accounting firm, your shares will be counted as present for purposes of establishing a quorum, but will have no effect on the ratification.

Will my shares be voted if I do not provide my proxy and I do not attend the annual meeting?

        If you do not provide a proxy or vote your shares held in your name, your shares will not be voted. If you hold your shares in street name, your broker may be able to vote your shares for routine matters even if you do not provide the broker with voting instructions. The election of directors and the ratification of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2005 are considered routine matters.

May I change or revoke my vote?

        Yes. You may change or revoke a previously granted proxy at any time by either (a) submitting a later-dated vote, in person at the annual meeting, through the Internet, by telephone or by mail, or (b) delivering instructions to our Corporate Secretary at our executive offices located at 1300 Wilson Boulevard, Suite 400, Arlington, Virginia 22209. Please note that attendance at the meeting will not, in itself, constitute revocation of a previously granted proxy.

        If you hold your shares in street name, then you may submit new voting instructions by contacting your broker or nominee. You may also vote in person at the annual meeting if you obtain a legal proxy from your broker as described above.

How many votes are needed to approve each of the proposals?

        Directors are elected by a plurality of the votes cast; therefore, the four nominees for election to the Board of Directors who receive the most votes will be elected. Ratification of our independent registered public accounting firm will require an affirmative vote of a majority of the votes cast on the proposal.

Who is soliciting my proxy?

        Our Board of Directors is soliciting your vote at the 2005 annual meeting. We have not been informed by any director that he or she intends to oppose any proposal contained in this proxy statement. Solicitation will be made initially by this proxy statement. We may solicit your proxy through the assistance of our officers, directors or employees, without any additional compensation, personally or by telephone or telecopy or other appropriate means.

Who pays the costs of soliciting proxies?

        We will pay the costs of soliciting proxies, which will consist primarily of the cost of printing, postage and handling. We anticipate that banks, brokers, fiduciaries, custodians and nominees will forward proxy soliciting materials to their principals, and that we will reimburse such persons for their out-of-pocket expenses in doing so.

What if I receive only one set of proxy materials although there are multiple stockholders at my address?

        If you and other residents at your mailing address own shares of our common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as "householding." If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of each of our annual report, notice of annual meeting and proxy statement to your address. However, even if your broker has sent only one copy of these proxy materials, you should receive a proxy card for each stockholder in your household. You may revoke your consent to householding at any time by contacting your broker or bank, or by calling 1-800-542-1061. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of our annual report or proxy statement, we will send a separate copy of the annual report or the proxy statement to you upon oral or written request. Such request can be made by contacting us at 1300 Wilson Boulevard, Suite 400, Arlington, Virginia 22209, attention: Investor Relations (telephone number: 703-526-5000).

What other information should I review before voting?

        Our 2004 annual report to stockholders is being mailed to you concurrently with this proxy statement. Although our annual report is not part of the proxy solicitation materials, we recommend that you review our 2004 annual report prior to voting.

Will any other matters be voted on?

        As of the date of this proxy statement, our management knows of no other matters that will be presented for consideration at the meeting other than those matters discussed in this proxy statement. If any other matters properly come before the meeting and call for a stockholder vote, valid proxies will be voted by the holders of the proxies in accordance with the recommendation of the Board of Directors or, if no recommendation is given, in their own discretion.

You should rely only on the information provided in this proxy statement. We have not authorized anyone to provide you with different information. You should assume that the information in this proxy statement is accurate only as of the date of this proxy statement or, where information relates to another date set forth in this proxy statement, then as of that date.

CORPORATE GOVERNANCE, BOARD AND COMMITTEES
AND DIRECTOR COMPENSATION INFORMATION

Attendance by Our Directors at 2004 Board and Committee Meetings

        During 2004, our Board of Directors held 11 meetings. Each of our directors, other than Mr. von Boetticher, attended at least 75% of the meetings held during 2004 by our Board of Directors and the Committees of which he or she was a member. During 2004, Mr. von Boetticher attended over 72% of the meetings of our Board of Directors; he does not serve on any of our Committees. Each of Mr. Bruno, Ms. Nicholas and Sir Frank Lampl, who was appointed to our Board of Directors in March, September and November 2004, respectively, attended at least 75% of the meetings held during 2004 by our Board of Directors and the Committees of which he or she was a member to the extent these meetings were convened after their respective appointments.

Committees of Our Board of Directors

        In accordance with our bylaws, our Board of Directors has established the Executive Committee, Audit Committee, Governance and Nominating Committee and Executive Compensation Committee to assist the Board of Directors in carrying out its duties and responsibilities. In December 2004, our Board of Directors established an International Committee to assist the Board of Directors in carrying out its duties and responsibilities with respect to our international operations and development. Each of our Audit Committee, Governance and Nominating Committee, Executive Compensation Committee and International Committee has adopted a charter, a copy of which is available under the section titled "Investors—Corporate Governance" on our website at www.themills.com. The following table sets forth the membership of these Committees as of March 24, 2005.

Director	Executive Committee	Audit Committee	Executive Compensation Committee	Governance & Nominating Committee	International Committee
Charles R. Black, Jr.			C	M
James C. Braithwaite	M
S. Joseph Bruno(1)		C	M
Hon. Joseph B. Gildenhorn		M	M	M
John M. Ingram	C
Frank W. Lampl(2)					M
Colombe M. Nicholas(3)		M			M
Harry H. Nick	M
Robert P. Pincus	M	M	M	C
Cristina L. Rose		M		M	C
Laurence C. Siegel	M				M
Dietrich von Boetticher
Franz von Perfall					M

"C"
signifies a chairperson and "M" signifies a member.

(1)
Mr. Bruno joined our Board and was appointed to the Audit Committee in March 2004; he was appointed to the Executive Compensation Committee in May 2004.

(2)
Sir Frank Lampl joined our Board in November 2004.

(3)
Ms. Nicholas joined our Board in September 2004; she was appointed to the Audit Committee in December 2004.

Executive Committee

  Number of directors: 5
  Number of meetings in 2004: 20

        By resolution of the Board, the Board has delegated authority to the Executive Committee to act on behalf of the full Board of Directors, except as limited by such resolution, by law and for actions that must be taken by the full Board of Directors under the Delaware General Corporation Law. Actions taken by the Executive Committee are reported to the Board at its next regularly scheduled meeting.

Audit Committee

  Number of directors: 5
  Number of meetings in 2004: 13

        All members of the Audit Committee currently are "independent" as such term is defined in the NYSE's listing standards. In addition, our Board has determined that Mr. Bruno, the Committee's chairman, is an audit committee financial expert as defined under the federal securities laws and NYSE's rules. As discussed below under "—Independence of Our Directors," as of November 4, 2004, Mr. Nick no longer could be considered independent due to the NYSE's three-year look-back requirement. To comply with the new independence requirements, Mr. Nick resigned from the Audit Committee on October 31, 2004. None of the members of the Audit Committee serves on the audit committees of more than three public companies.

        The functions of the Audit Committee and its activities during 2004 are described below under the heading "Report of the Audit Committee."

Executive Compensation Committee

  Number of directors: 4
  Number of meetings in 2004: 8

        As specified in its charter, the Executive Compensation Committee is responsible for, among other things:

  •
  reviewing and approving corporate goals and objectives relevant to CEO compensation, evaluating the CEO's performance in light of those goals and objectives, and setting the CEO's compensation level based on this evaluation,

  •
  reviewing and recommending to the Board for its approval, taking into account any recommendations of the CEO, the compensation of our executive officers (other than the CEO), and

  •
  recommending, administering and implementing our equity incentive plan(s) and other compensatory plans, including awards of options, restricted stock and other grants to our employees.

        All members of the Executive Compensation Committee currently are "independent" as such term is defined in the NYSE's listing standards. As discussed below under "—Independence of Our Directors," as of November 4, 2004, Messrs. Nick and Ingram no longer could be considered independent due to the NYSE's three-year look-back requirement. To comply with the new independence requirements, Messrs. Nick and Ingram resigned from the Executive Compensation Committee on October 31, 2004.

Governance and Nominating Committee

  Number of directors: 4
  Number of meetings in 2004: 7

        As specified in its charter, the Governance and Nominating Committee is responsible for, among other things:

  •
  developing and recommending to the Board of Directors a set of corporate governance principles, including procedures to assure compliance with such principles, and periodically reviewing and discussing with the Board of Directors compliance by management with our corporate governance principles,

  •
  developing and recommending to the Board of Directors a code of business conduct and ethics applicable to our directors and officers, including procedures for assuring compliance with such code,

  •
  recommending and periodically evaluating criteria for Board membership and selection of new directors, including the establishment of "independence" standards and recommending the skills, experience, perspective and background required for the effective functioning of the Board, considering our strategy and our regulatory, geographic and market environments,

  •
  recommending to the Board nominees for election to the Board of Directors,

  •
  recommending to the Board nominees for membership on the Board committees,

  •
  developing and reporting to the Board on succession plans for the CEO and other key executives, and

  •
  developing and recommending to the Board an annual self-evaluation process for the Board and its committees, including an evaluation of the charters of the Audit Committee and Executive Compensation Committee.

        All members of the Governance and Nominating Committee currently are "independent" as such term is defined in the NYSE's listing standards. As discussed below under "—Independence of Our Directors," as of November 4, 2004, Mr. Nick no longer could be considered independent due to the NYSE's three-year look-back requirement. To comply with the new independence requirements, Mr. Nick resigned from the Governance and Nominating Committee on October 31, 2004.

International Committee

  Number of directors: 5
  Number of meetings in 2004: 0

        On December 1, 2004, our Board established an International Committee to assist our management in formulating growth, development, acquisition and organizational strategies for all business conducted outside of the United States. The International Committee's first meeting was convened in February 2005. As specified in its charter, the International Committee is responsible for, among other things:

  •
  reviewing, at least annually, our strategic plan for operations outside of the United States;

  •
  discussing with our management how our decisions and actions can be successfully implemented outside the United States;

  •
  reviewing development opportunities, budgets, joint ventures, acquisitions, leases, proposed capital expenditures and other business and financial management decisions concerning operations outside the United States;

  •
  advising management regarding non-United States customs, laws and regulations; and

  •
  advising management regarding marketing our retail and entertainment destinations to international clientele.

Director Nomination and Evaluation Process

        Our Governance and Nominating Committee has adopted a policy relating to qualification and nomination of directors, including the consideration of directors nominated by our stockholders. The Governance and Nominating Committee considers for Board membership candidates based on input provided by a number of sources, including (a) members of the Governance and Nominating Committee, (b) other members of the Board of Directors, and (c) our stockholders, provided that such candidates possess such skills, experience, qualifications and credentials that are specified in the policy. The Governance and Nominating Committee also has the authority to consult with or retain advisors or search firms to assist in the identification of qualified director candidates. The Governance and Nominating Committee retained a third party executive search firm to assist the Governance and Nominating Committee in evaluating Mr. Bruno, who joined our Board in March 2004, Ms. Nicholas, who joined our Board in September 2004, and Sir Frank Lampl, who joined our Board in November 2004. The Committee may continue to use an executive search firm to assist it in identifying and evaluating the qualifications of additional members to our Board. In addition, the Governance and Nominating Committee may use the assistance of an executive search firm to assist it in evaluating candidates recommended by our stockholders.

        These policies and procedures provide that qualifications and credentials for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board of Directors. However, at a minimum, candidates for director will be selected on the basis of integrity, judgment, ability to make independent analytical inquiries, willingness and ability to devote adequate time and resources to diligently perform Board duties, and reputation, both personal and professional, consistent with our image and reputation. In addition to the aforementioned minimum qualifications, the Governance and Nominating Committee also believes that there are other factors that, while not a prerequisite for nomination, should be taken into account when considering whether to recommend a particular person. These factors include: (a) whether the person possesses specific expertise and familiarity with general issues affecting our business; (b) whether the person's nomination and election would enable the Board of Directors to have a member that qualifies as an "audit committee financial expert" as such term is defined by the Securities and Exchange Commission, which we refer to in this proxy statement as the SEC; (c) whether the person would qualify as an "independent" director under the NYSE's listing standards and our Corporate Governance Guidelines; (d) the importance of continuity of the existing composition of the Board of Directors; and (e) the importance of a diversified Board membership, in terms of both the individuals involved and their various experiences and areas of expertise.

        After completing the identification and evaluation process described above, the Governance and Nominating Committee will recommend to the Board of Directors the nomination of candidates to the Board. The Board of Directors will then select director nominees for stockholders to consider and vote upon at the annual meeting of stockholders.

        Director candidates recommended by our stockholders will be evaluated in the same manner as and in accordance with the same standards applied to all other director candidates. Any stockholder who wishes to recommend candidates to the Board may do so by writing to our Corporate Secretary, at 1300 Wilson Boulevard, Suite 400, Arlington, Virginia 22209. Stockholder recommendations must comply with the advance notice provisions and other requirements of Article II, Section 2.7 of our bylaws, which are on file with the SEC and may be obtained from our Corporate Secretary upon request. These notice provisions require that recommendations for directors must be received no more than 90 days and no less than 60 days before the first anniversary of the date of the annual meeting of stockholders for the preceding year.

Independence of Our Directors

        The corporate governance listing standards of the NYSE require that we have and maintain a board with at least a majority of "independent" directors. In addition to setting forth the minimum standards for independence, the NYSE rules require that our Board affirmatively determine the independence of each of our directors. Generally, to qualify as independent, a director must not have any direct or indirect material relationship with us. Among other requirements, any of our directors who have engaged in a transaction with us, directly or indirectly, in an amount in excess of $100,000 during the last three years will not qualify as independent. Our Board has determined that it would be appropriate to apply a higher standard of independence than the minimum requirement established by the NYSE. Such requirements are set forth in our Corporate Governance Guidelines, a copy of which is available under the section titled "Investors—Corporate Governance" on our website at www.themills.com. Additionally, we will provide a copy of our Corporate Governance Guidelines without charge to any stockholder who sends a written request to The Mills Corporation, Attention: Investor Relations, 1300 Wilson Boulevard, Suite 400, Arlington, Virginia 22209.

        In accordance with the standards set forth in our Corporate Governance Guidelines and in light of the NYSE's rules on board independence, our Board reviewed the independence of each of our directors in March 2005. During the review of the independence of our directors, our Board reviewed both direct and indirect transactions and relationships that each of our directors had or maintained with us and our management and employees, including those transactions that are more fully described under the section "Certain Relationships and Related Transactions." The purpose of this review was to determine the independence of each director and whether such director would be considered an independent director under our Corporate Governance Guidelines and the NYSE rules.

        As a result of this review, our Board affirmatively determined that seven of 13 directors currently are independent under NYSE guidelines as described above and under our Corporate Governance Guidelines. These independent directors are Messrs. Black, Bruno, Gildenhorn, Lampl, and Pincus and Mses. Nicholas and Rose.

        Mr. Siegel is considered to be an inside director and therefore not independent because of his employment as our chief executive officer. KanAm and its affiliates are significant joint venture partners in many of our properties. As a result, Messrs. Braithwaite, von Boetticher and von Perfall, who hold senior positions with KanAm, are not independent. Further, commencing on November 4, 2004, Messrs. Nick and Ingram were no longer considered independent under the NYSE's three-year look-back test since each of Messrs. Nick and Ingram had a transaction with us during 2002 that disqualified them as independent directors. However, under the current NYSE listing standards, Messrs. Nick and Ingram will again meet the independence test commencing in January 2006 assuming that they do not enter into a material relationship with us that would continue to disqualify them as independent.

        Our Governance and Nominating Committee and our Board continue to examine the composition of our Board and our Committees to ensure that we satisfy the NYSE's board independence requirement and our Corporate Governance Guidelines.

Policy on Service on Other Boards

        The number of other public company boards on which one of our directors may serve is subject to a case-by-case review by our General Counsel who may solicit the assistance of the Governance and Nominating Committee. This review ensures that (a) no conflicts of interest exist at the time the director accepts membership on another board and (b) each director is able to devote sufficient time to performing his or her duties as a director of our company.

Policy on Attendance at Annual Stockholders Meetings by Directors

        At the time of our 2004 annual meeting, we had 11 directors, 10 of whom attended our 2004 annual meeting of stockholders. Our Corporate Governance Guidelines provide that each of our directors is expected to attend all or substantially all of our annual meetings of stockholders during their tenure on our Board.

Policy on Stockholder Communications with the Board

        We have established a procedure under our Corporate Governance Guidelines by which any stockholder or other interested parties who wish to communicate with our Board of Directors, or any individual director, may do so by sending a written communication to the Board of Directors or a specific director clearly marked "Board Communication," The Mills Corporation, Attention: Corporate Secretary, 1300 Wilson Boulevard, Suite 400, Arlington, Virginia 22209. All written communications sent to the Board of Directors or any individual director will be reviewed by our Corporate Secretary and if the inquiry or the communication is relevant to, and consistent with, our objectives, business, operations, policies, goals and business practices and serves a legitimate purpose, it will be forwarded to the Board of Directors or a specific director, as the case may be.

Executive Sessions of Non-Management Directors

        Pursuant to our Corporate Governance Guidelines, our non-management directors hold executive sessions on a regular basis. During 2004, our non-management directors held four executive sessions. The presiding director at these executive sessions, who is the chairperson of our Governance and Nominating Committee, will serve a three-year term. Mr. Pincus, who is the chairman of our Governance and Nominating Committee, will serve as the presiding director until the 2006 annual meeting of stockholders. Our Corporate Governance Guidelines were revised in March 2004 to require that the independent directors meet in executive session at least once annually.

        If you wish to communicate with our non-management directors or independent directors as a group or the presiding director, you may do so by sending a written communication clearly marked to the attention of the appropriate director or group of directors (i.e., "Non-Management Director Communication") The Mills Corporation, Attention: Corporate Secretary, 1300 Wilson Boulevard, Suite 400, Arlington, Virginia 22209. Our Corporate Secretary will compile and convey the communications to the appropriate director or group of directors and such director or group of directors will respond to all proper and relevant communications.

Code of Ethics

        We have adopted a Code of Business Conduct and Ethics, which is applicable to our directors and all our employees, including our principal executive officer, principal financial officer and principal accounting officer. A copy of our Code of Business Conduct and Ethics may be obtained under the section titled "Investors—Corporate Governance" on our website at www.themills.com. Additionally, we will provide a copy of our Code of Business Conduct and Ethics without charge to any stockholder who sends a written request to The Mills Corporation, Attention: Investor Relations, 1300 Wilson Boulevard, Suite 400, Arlington, Virginia 22209. Our Board of Directors annually reviews the Code of Business Conduct and Ethics. If we waive or amend any provision of the Code of Business Conduct and Ethics for our principal executive officer, principal financial officer or principal accounting officer, we will disclose such waiver or amendment on our website.

        In furtherance of the goals set forth in our Corporate Governance Guidelines and Code of Business Conduct and Ethics, in October 2003, we implemented a whistleblower reporting procedure and process that is monitored by our Audit Committee.

Compensation of Directors

        The table below shows the various fees that we paid during 2004 and will pay during 2005 to our non-management directors for their service on our Board of Directors and its Committees:

2004 Fees
Annual fee for serving on the Board of Directors	$40,000 plus 1,000 shares of restricted stock to vest in two equal installments on January 1 of the first and second year after grant
Fee for each regular meeting of the Board of Directors or special meeting of the Board of Directors where personal attendance has been requested	$2,000
Fee for each special telephonic meeting of the Board of Directors attended	$1,000
Fee for each executive session of non-management directors attended(1)	$1,000
Annual fee for Audit Committee and Governance and Nominating Committee chairpersons	$20,000
Annual fee for Executive Compensation Committee and Executive Committee chairpersons	$12,000
Fee for each Executive Committee meeting attended	$2,000
Fee for each Committee meeting attended (other than Executive Committee meetings)	$1,000
2005 Fees
Annual fee for serving on the Board of Directors	$50,000 plus 1,000 shares of restricted stock to vest in two equal installments on January 1 of the first and second year after grant
Fee for each regular meeting of the Board of Directors or special meeting of the Board of Directors where personal attendance has been requested	$2,000
Fee for each special telephonic meeting of the Board of Directors attended	$1,000
Fee for each executive session of non-management directors attended(1)	$1,000
Annual fee for Audit Committee and Governance and Nominating Committee chairpersons	$30,000
Annual fee for Executive Compensation Committee, Executive Committee and International Committee chairperson	$20,000
Fee for each Executive Committee and Audit Committee meeting attended	$2,000
Fee for each Committee meeting attended (other than Executive Committee and Audit Committee meetings)	$1,000

(1)
Non-management directors do not receive a separate fee for attending an executive session if such session occurs on the same day as a Board meeting.

        In addition to the fees for 2004 described above, since the 2004 Stock Incentive Plan was approved by our stockholders at the 2004 annual meeting, each of our independent directors who served on our Board as of January 1, 2004, received a one-time grant of 2,000 shares of restricted stock on June 10, 2004, which shares were fully vested as of the date of grant, and each of Messrs. Braithwaite, Gildenhorn, Nick and Pincus upon their re-election to the Board at the 2004 annual meeting received a grant of an option to purchase 1,000 shares of common stock at an exercise price equal to the market price of the underlying common stock on the date of grant, with the vesting of these shares to be determined at the time of the grant.

        In December 2004, our Board approved granting to each appointed or re-elected non-employee director an option to purchase 1,000 shares of common stock at an exercise price equal to the market price of the underlying common stock on the date of grant, with the vesting of these shares to be determined at the time of the grant. Accordingly, upon their re-election to the Board at the 2005 annual meeting, Mr. von Perfall and Mses. Nicholas and Rose will receive such an option.

        Our directors who are also our employees do not receive any additional fees or compensation for serving on our Board of Directors or any Committees of the Board. All directors, including directors who are employees, are reimbursed for travel expenses incurred for attending Board and Committee meetings.

ELECTION OF DIRECTORS
(PROPOSAL 1)

Our Board of Directors

        Our Board of Directors currently has 13 members and is divided into three classes serving staggered three-year terms. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires. The class of directors whose term expires in 2005 consists of four directors, the class of directors whose term expires in 2006 consists of four directors and the class of directors whose term expires in 2007 consists of five directors. The directors whose term will expire at the 2005 annual meeting are Laurence C. Siegel, Franz von Perfall, Cristina L. Rose and Colombe M. Nicholas. Each of these persons has been nominated for re-election at the 2005 annual meeting to hold office until the 2008 annual meeting of stockholders and until his or her successor is elected and qualified or until his or her death, resignation or retirement.

        We know of no reason why any nominee would be unable to serve as a director. If any nominee is unavailable for election or service, our Board of Directors may designate a substitute nominee and the persons designated as proxy holders on the proxy card will vote for the substitute nominee recommended by our Board of Directors. Alternatively, our Board of Directors may decrease the size of the Board. For a discussion of our Board's determination of the independence of our directors and other corporate governance matters, please see the section "Corporate Governance, Board and Committees and Director Compensation Information" above.

        The following is a biographical summary of our directors as of March 24, 2005.

Terms ending at the 2005 annual meeting of stockholders

        Colombe M. Nicholas, age 60, has been our director since September 2004. Since 1999, Ms. Nicholas has been a member of Financo Global Consulting, where she serves as a strategic advisor to retail companies. She also currently serves as a member of the Board of Directors of Tandy Brands Accessories, Inc. and is a trustee at the University of Dayton. Prior to working as a consultant, from 1996 to 1999, Ms. Nicholas served as President and Chief Executive Officer of Anne Klein Group, a women's fashion apparel company. She also previously served as President and Chief Executive Officer of Orr Felt Company, a family-owned business that provides felt for paper manufacturing; President and Chief Operating Officer of Giorgio Armani Fashion Corporation, the largest licensee of Armani SpA, Italy; and President and Chief Executive Officer of Christian Dior New York, a designer fashion company. If re-elected at the 2005 annual meeting of stockholders, Ms. Nicholas will serve until the earlier of the 2008 annual meeting of stockholders and until a successor is elected and qualified or until her death, removal or resignation.

        Cristina L. Rose, age 58, has been our director since May 1998. Since 2004, Ms. Rose has served as Senior Managing Director of GCG Rose & Kindel, a public affairs firm. From 1987 to 2004, Ms. Rose served as chairperson of Rose & Kindel, Inc., a leading California public affairs firm that she co-founded. From 1984 to 1987, Ms. Rose was a principal at Cristina L. Rose, Inc., a state and local government relations and communications firm that she founded. From 1975 to 1984, she directed the Sacramento lobbying activities of Winner/Wagner & Associates, a national public affairs firm. If re-elected at the 2005 annual meeting of stockholders, Ms. Rose will serve until the earlier of the 2008 annual meeting of stockholders and until a successor is elected and qualified or until her death, removal or resignation.

        Laurence C. Siegel, age 52, has been our director since January 1993. Since March 1995, Mr. Siegel has served as our Chief Executive Officer and since August 1995, he has served as our Chairman of the Board. From our inception in 1993 to 1995, Mr. Siegel served as our Executive Vice President, Secretary and Vice Chairman. From 1983 to 1993, Mr. Siegel was Executive Vice President of our

predecessor entity, Western Development Corporation. Prior to joining Western Development Corporation, Mr. Siegel was the Vice President of Leasing for the Mid-Atlantic States at Merrill Lynch Commercial Services. If re-elected at the 2005 annual meeting of stockholders, Mr. Siegel will serve until the earlier of the 2008 annual meeting of stockholders and until a successor is elected and qualified or until his death, removal or resignation.

        Franz von Perfall, age 63, has been our director since April 1994. Since 1980, Mr. von Perfall has been a principal of KanAm and its affiliated entities, a German commercial real estate company that invests in commercial real estate in Europe and the United States. KanAm is a joint venture partner in many of our projects. From 1977 to 1980, Mr. von Perfall served as a director of BHF-Bank, Frankfurt, a German commercial bank. If re-elected at the 2005 annual meeting of stockholders, Mr. von Perfall will serve until the earlier of the 2008 annual meeting of stockholders and until a successor is elected and qualified or until his death, removal or resignation.

Terms ending at the 2006 annual meeting of stockholders

        Charles R. Black, Jr., age 57, has been our director since November 1995. Since 2001, Mr. Black has served as Chairman of BKSH & Associates, a public affairs company, and from 1980 to 2001, Mr. Black served as President and Chief Executive Officer of BKSH & Associates and its predecessor, Black Kelly Scruggs & Healey. Mr. Black serves on the board of directors of the American Conservative Union and the Fund for American Studies.

        Dietrich von Boetticher, age 63, has been our director and vice chairman since April 1994. Since 1976, Mr. von Boetticher has been a principal of KanAm and its affiliated entities, a German commercial real estate company that invests in commercial real estate in Europe and the United States. KanAm is a joint venture partner in many of our projects. In addition, since 1972, Mr. von Boetticher has been a partner in the law firm of von Boetticher Hasse Lohmann in Munich, Germany.

        S. Joseph Bruno, age 56, has been our director since March 2004. Since March 2004, Mr. Bruno has served as the President of Building Hope, a Sallie Mae Fund affiliate. From 2001 to 2004, Mr. Bruno served as Senior Consultant-eHealth Division of BCE Emergis, an e-commerce service provider in the health and financial services sectors, where he focused on financial reporting, mergers and acquisitions, and tax auditing. From 1995 to 2000, Mr. Bruno was Senior Vice President, Chief Financial Officer and Corporate Secretary for United Payors & United Providers, Inc., a service provider in the health care industry. From 1989 to 1995, he was a partner at Coopers & Lybrand LLP, an international public accounting firm and the predecessor entity to PricewaterhouseCoopers LLP. From 1986 to 1989, Mr. Bruno served as Senior Vice President of Operations and Chief Financial Officer of Jurgovan & Blair, Inc., a health care and information technology services provider, and from 1971 to 1986, he was employed by KPMG Peat, Marwick, LLP, an international public accounting firm, including six years as a partner. Mr. Bruno currently serves on the board of directors of Intergroup Services Corporation, Group Dental Service, Inc. and Fourth Dimension Italy, S.r.L. Mr. Bruno is a certified public accountant and has been a member of the AICPA since 1972.

        John M. Ingram, age 69, has been our director since April 1994. Mr. Ingram has served as our vice chairman since August 1995. Mr. Ingram is currently an independent retail, real estate and bankruptcy consultant. Mr. Ingram has an extensive history serving with major retailers. From 1993 to 1994, he served as Senior Vice President of T.J. Maxx Company, Inc., a nationwide discount retailer, and from 1974 to 1993 he was Senior Vice President and Secretary of Marshalls Inc., a nationwide discount retailer. Mr. Ingram is a past Chairman of the International Council of Shopping Centers.

Terms ending at the 2007 annual meeting of stockholders

        James C. Braithwaite, age 64, has been our director since April 1994. Since 1980, Mr. Braithwaite has served as President of KanAm Realty, Inc., a company that is affiliated with KanAm with investments in commercial real estate in the United States, and also serves as an officer and director of various other KanAm affiliated companies. KanAm is a joint venture partner in many of our projects. During 1994, Mr. Braithwaite served as our Executive Vice President of Operations.

        Hon. Joseph B. Gildenhorn, age 75, has been our director since November 1995. Since 1956, Mr. Gildenhorn has been a partner of The JBG Companies and its predecessors, a real estate development and management company, and a partner at the law firm of Brown, Gildenhorn & Jacobs. He also currently serves as a member of The Board of Trustees for the University of Maryland College Park Foundation. From 1989 to 1993, Mr. Gildenhorn served as United States Ambassador to Switzerland. Since June 2002, Mr. Gildenhorn has served as Chairman of Trustees of the Woodrow Wilson International Center for Scholars. He formerly served as vice chairman of the board of directors of the D.C. Metro Region of BB&T Corporation, a commercial banking institution.

        Sir Frank W. Lampl, age 78, has been our director since November 2004. Until his retirement in 1999, Sir Frank was the President and Chairman of Bovis Lend Lease, a global construction and management corporation. He currently holds the honorary position of Life President of Bovis Lend Lease. Sir Frank served for 20 years as chairman and CEO of Bovis Group, one of the world's leading project and construction management companies. He was instrumental in building Bovis' international reputation and expansion through acquisitions in the U.S. and the establishment of subsidiaries in Europe, South Africa, Latin America, Asia and Australia.

        Harry H. Nick, age 63, has been our director since April 1994. Since 1997, he has been a private investor and a principal of Seneca Investment Group, LLC, an investment firm that he founded. From 1993 to 1996, Mr. Nick held various senior executive positions with us. From 1982 to 1993, he served as a consultant and senior executive with Western Development Corporation, our predecessor. Mr. Nick is a certified public accountant and from 1966 to 1982, he was employed with the accounting firm of Grant Thornton, serving eight years as an audit partner. Mr. Nick serves as a director of several private real estate companies in Canada.

        Robert P. Pincus, age 58, has been our director since April 1994. Since 2002, Mr. Pincus has served as Chairman of Milestone Capital Partners, L.P., a private equity fund. In March 2005, he was appointed non-executive chairman of Fidelity & Trust Bank in Bethesda, Maryland, which was formed in late 2003. From 1998 to 2002, Mr. Pincus served as President of the D.C. Metro Region of BB&T Corporation, a position from which he retired in March 2002, and from 1991 to 1998, he served as Chief Executive Officer and President of Franklin National Bank of Washington, D.C., a commercial bank located in the Washington, D.C. metropolitan area that merged with BB&T Corporation. From 1983 to 1991, Mr. Pincus was Chief Executive Officer and President of Sovran Bank/DC National, a commercial bank, and its predecessors, D.C. National Bank and D.C. National Bancorp, Inc. From March 2002 to February 2005, Mr. Pincus served as chairman of the board of directors of the D.C. Metro Region of BB&T Corporation.

Vote Required

        Nominees for directors will be elected upon a favorable vote of a plurality of the shares of common stock cast at the meeting. Votes may be cast for or withheld from each nominee. Votes cast for the nominees will count as "yes" votes; votes that are withheld from the nominees will not be voted with respect to the director or directors indicated, although they will be counted when determining whether there is a quorum.

Our Recommendation

        The Board of Directors recommends that you vote FOR the election of its four nominees with terms ending at the 2005 annual meeting of stockholders.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee is comprised of five independent directors. Additionally, our Board has determined that Mr. Bruno is an audit committee financial expert. The Committee operates pursuant to a charter, which was amended and restated in February 2003 and further amended on November 8, 2004. A copy of the charter is included as Appendix A to this proxy statement and is available under the section titled "Investors—Corporate Governance" on The Mills Corporation's web site at www.themills.com.

        As described more fully in its charter, the Audit Committee assists the Board in its oversight of (a) the integrity of The Mills Corporation's financial statements, (b) The Mills Corporation's compliance with legal and regulatory requirements, (c) the qualifications and independence of The Mills Corporation's independent registered public accounting firm, and (d) the performance of The Mills Corporation's internal audit functions and independent registered public accounting firm. The Audit Committee also is responsible for the appointment, compensation and oversight of The Mills Corporation's independent registered public accounting firm. To fulfill these responsibilities, the Audit Committee schedules periodic meetings with The Mills Corporation's independent registered public accounting firm, internal auditors and senior management.

        In overseeing the preparation of The Mills Corporation's annual audited financial statements for the fiscal year ended 2004, the Audit Committee:

  •
  met with both senior management and The Mills Corporation's independent registered public accounting firm, Ernst & Young LLP, to review and discuss the annual audited financial statements prior to their filing with the SEC and to discuss significant accounting issues;

  •
  discussed with The Mills Corporation's independent registered public accounting firm, Ernst & Young LLP, matters related to the conduct of the audit that are required to be communicated by auditors to the audit committee, including the registered public accounting firm's judgments about the quality and acceptability of The Mills Corporation's accounting principles, and the clarity and completeness of the financial statements and related disclosures; and

  •
  received from The Mills Corporation's independent registered public accounting firm, Ernst & Young LLP, the written disclosures and letter that are required to disclose relationships that in the accounting firm's professional judgment may reasonably be thought to bear on independence and confirming that, in the accounting firm's professional judgment, it is independent of The Mills Corporation, and has discussed with Ernst & Young LLP its independence.

        In connection with the preparation of The Mills Corporation's consolidated financial statements for the fiscal year ended December 31, 2004, senior management and The Mills Corporation's independent registered public accounting firm advised the Audit Committee that the company would restate its audited financial results to correct its accounting treatment of equity in earnings of unconsolidated joint ventures, capitalized interest and other capitalized costs, gain on sale of joint venture interests, promotion funds and other accounting adjustments. Senior management determined that such accounting errors needed to be corrected, and further determined that the errors resulted from a "material weakness" (as this term is defined under the Public Company Accounting Oversight Board Auditing Standard No. 2) in internal control over financial reporting. As a result of these errors, the annual audited financial statements for the fiscal years ended December 31, 2002 and 2003, and the quarterly financial statements for fiscal year 2003 and the first three quarters of fiscal year 2004 were restated. The restated results are reflected in The Mills Corporation's Form 10-K for the fiscal year ended December 31, 2004, which also contains information with respect to other corrective actions taken by the company to address the control deficiencies. This Audit Committee Report should be read in conjunction with the information set forth in "Item 6. Selected Financial Data—Restatement," "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations," "Item

9A. Controls and Procedures" and Note 17 of the Notes to Consolidated Financial Statements of The Mills Corporation included in the Form 10-K for the year ended December 31, 2004.

        The Audit Committee retained independent counsel and accounting consultants to assist it in (i) examining the circumstances that led to the restatement and (ii) performing an in-depth review of the accounting issues. The Audit Committee's independent counsel and consultants, after completing their review, concurred with the accounting treatment proposed by senior management and The Mills Corporation's independent registered public accounting firm. Based on its due diligence and the advice from its independent counsel and accounting consultants, the Audit Committee accepted the recommendation of senior management and recommended to the Board that The Mills Corporation restate certain of its prior financial results.

        The Audit Committee has discussed the corrective actions taken by senior management and the related restatement of financial results with both senior management and Ernst & Young LLP, the company's independent registered public accounting firm. Additionally, the Audit Committee has reviewed the changes in personnel, procedures and practices implemented to improve the control environment. On the basis of these reviews and discussions, the Audit Committee recommended to The Mills Corporation's Board of Directors that the company's audited consolidated financial statements be included in its annual report on Form 10-K for the fiscal year ended December 31, 2004, which was filed with the Securities and Exchange Commission on March 31, 2005.

                      Audit Committee

                      S. Joseph Bruno, Chairman
                      Hon. Joseph B. Gildenhorn
                      Colombe M. Nicholas
                      Robert P. Pincus
                      Cristina L. Rose

        The Audit Committee report above does not constitute "soliciting material" and will not be deemed "filed" or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(PROPOSAL 2)

Our Independent Registered Public Accounting Firm

        The Audit Committee has appointed the accounting firm of Ernst & Young LLP to serve as our independent registered public accounting firm for the year ending December 31, 2005. Ernst & Young LLP has served as our independent registered public accounting firm since our initial public offering in 1994. We have been advised by Ernst & Young LLP that representatives of Ernst & Young LLP will be present at our 2005 annual meeting and will be available to respond to appropriate questions. We will provide Ernst & Young LLP the opportunity to make a statement.

        The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. Nevertheless, our Board of Directors is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment of Ernst & Young LLP, the Audit Committee may reconsider the appointment and may retain Ernst & Young LLP or another accounting firm without resubmitting the matter to stockholders. Even if the stockholders ratify the appointment, the Audit Committee may select another firm if it determines such selection to be in our and our stockholders' best interest.

Disclosure of Ernst & Young LLP Fees for the Year Ended December 31, 2004

Fees

        The table below shows audit fees, audit-related fees, tax fees and all other fees that we paid to Ernst & Young LLP, our independent registered public accounting firm, for their services for each of the years ended December 31, 2004 and 2003.

	For the year ended December 31,
	2004	2003
Audit fees	$3,980,000	$1,804,000
Audit-Related Fees	888,000	722,000
Tax Fees	2,334,000	2,094,000
All Other Fees	0	0

Total fees	$7,202,000	$4,620,000

        Audit fees include fees for the audit of our annual financial statements, the audit of the effectiveness of our internal control over financial reporting related to Sarbanes-Oxley Section 404, the review of our quarterly financial statements and services associated with debt and equity offerings. Audit-related fees include fees for assurance and related services, including audits of acquired properties and employee benefits and joint venture/partnerships, and consultations regarding reporting matters. Tax fees include fees for tax compliance, tax audit and tax planning. All other fees include permitted advisory services.

        Our Audit Committee reviewed these fees and determined that the provision of these services is compatible with the maintenance of the independence of Ernst & Young LLP.

Pre-Approval of Audit and Non-Audit Services

        The Audit Committee has adopted policies and procedures regarding the pre-approval of audit and non-audit services to be provided by our independent registered public accounting firm (the "Pre-Approval Policy"). For any engagement for which the fee is expected to be less than $50,000, we advise the Chairman of the Audit Committee of the scope of and fees associated with such engagement, if it relates to a matter not specifically identified in the quarterly report of fees approved by the Audit Committee. In the absence of any objection, we are authorized to engage the independent registered public accounting firm for such matter. Any engagement for which the fee is expected to equal or exceed $50,000 must be discussed by the Chief Financial Officer, the independent registered public accounting firm and the Chairman of the Audit Committee. Upon discussion, the Chairman of the Audit Committee may authorize such engagement if the Chairman deems it to be appropriate or, alternatively, call a special meeting of the Audit Committee to approve such engagement. The Audit Committee is notified, at its next regularly scheduled meeting, of any engagement entered into pursuant to the Pre-Approval Policy. All of the fees identified under "Independent Auditor Fees and Services" were either approved at a meeting of the Audit Committee or were pre-approved in accordance with the Pre-Approval Policy.

Vote Required

        The ratification of the appointment of Ernst & Young LLP requires the approval of a majority of the votes cast at the meeting. Abstentions and broker non-votes will have no effect on the outcome of the proposal other than for purposes of determining a quorum.

Our Recommendation

        The Board of Directors recommends that you vote FOR the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2005.

OUR EXECUTIVE OFFICERS, EXECUTIVE COMPENSATION, REPORT OF THE EXECUTIVE
COMPENSATION COMMITTEE, COMPENSATION COMMITTEE INTERLOCKS
AND PERFORMANCE GRAPH

Biographical Information of Our Executive Officers

        The following is a biographical summary of our executive officers as of March 24, 2005 who were not also serving as directors:

        Mark D. Ettenger, age 49, has been our President since February 2004. Prior to joining us, from July 1984 until January 2004, Mr. Ettenger was with Goldman, Sachs & Co., an investment banking firm, where he served most recently as a Managing Director and oversaw the Real Estate Asset Sale business. Before joining Goldman, Sachs & Co., Mr. Ettenger was an attorney at Simpson Thacher & Bartlett.

        Kenneth R. Parent, age 44, has been our Chief Operating Officer since August 2002. From May 1995 until July 2002, Mr. Parent served as our Chief Financial Officer and from November 1997 until July 2002, he also served as our Executive Vice President. From September 1994 to November 1997, Mr. Parent was our Senior Vice President. Prior to joining us in 1994, Mr. Parent spent eleven years at the public accounting firms of Kenneth Leventhal & Company, which was subsequently purchased by Ernst & Young LLP, and Price Waterhouse LLP, the predecessor entity to PricewaterhouseCoopers LLP, where he specialized in real estate accounting, tax and consulting. Mr. Parent is a certified public accountant.

        James F. Dausch, age 62, served as one of our directors from October 1997 through June 2004. Since August 2002, Mr. Dausch has served as our President, Development Division. From 1999 until July 2002, Mr. Dausch was our Senior Executive Vice President of Development and from 1994 to 1999, he was our Executive Vice President of Development. Prior to joining us, Mr. Dausch was Executive Vice President of Development and New Business for CenterMark Properties, Inc., a retail property developer and owner. From 1977 to 1989, Mr. Dausch was employed by The Rouse Company, which was an owner and operator of retail centers, office and industrial buildings and large-scale community developments prior to being acquired by General Growth Properties.

        James A. Napoli, age 58, has been our President, Operating Division since August 2002. From May 1989 until May 2002, Mr. Napoli served in various capacities, including Vice President, Senior Vice President and Executive Vice President of Leasing, for Simon Property, a national retail real estate developer. Prior to joining Simon, Mr. Napoli served as Executive Vice President/Director of Leasing for May Centers, Inc., a shopping center developer, Senior Vice President/Director of Leasing for Jim Wilson & Associates, a shopping center developer, and Corporate Vice President of The Cafaro Company, a shopping center developer.

        D. Gregory Neeb, age 37, has been our Executive Vice President and Chief Investment Officer since August 2002 and was our Executive Vice President from April 2002 until July 2002. From April 2000 until March 2002, Mr. Neeb served as our Senior Vice President and Treasurer and from April 1997 until March 2000, he was our Vice President and Controller. Mr. Neeb served as our Director of Finance and Corporate Reporting from 1995 until March 1997. Prior to joining us, Mr. Neeb worked for six years with the real estate accounting and consulting firm of Kenneth Leventhal & Company, which was subsequently purchased by Ernst & Young LLP, and Price Waterhouse LLP, the predecessor entity to PricewaterhouseCoopers LLP. Mr. Neeb is a certified public accountant. Mr. Neeb is a member of the International Council of Shopping Centers, National Association of Real Estate Investment Trusts and Pension Real Estate Association.

        Nicholas McDonough, age 48, has been our Executive Vice President, Asset Management since May 2003. From August 2002 until May 2003, Mr. McDonough served as our Chief Financial Officer. Prior to joining us, he was a founding partner and president of The Harris McDonough Group Inc, a retail real estate development company that specialized in the value retail sector. Mr. McDonough was one of four founding partners of the McArthur Glen Group (MCG), a developer of manufacturers outlet centers, and served in several capacities including most recently as Executive Vice President of Finance. Before joining MCG, he worked as an accountant for Beers & Cutler, a regional accounting firm.

        Mary Jane Morrow, age 52, has been our Executive Vice President and Chief Financial Officer since May 2003. Prior to joining us, from November 1997 until May 2003, Ms. Morrow was Vice President-Finance and Chief Financial Officer of Kravco Company, a real estate development and asset management company specializing in regional shopping malls and community shopping centers, and from January 1987 until November 1997, she was the Chief Financial Officer of Federal Realty Investment Trust, a developer and manager of shopping centers. Ms. Morrow is a certified public accountant and a member of the American Institute of Certified Public Accountants, International Council of Shopping Centers, National Association of Real Estate Companies and National Association of Real Estate Investment Trusts.

Executive Compensation

        The following table sets forth certain information concerning the annual and long-term compensation for our Chief Executive Officer and our four other most highly compensated executive officers, whom we refer to collectively as our named executive officers:

Summary Compensation Table

			Annual Compensation					Long-Term Compensation
Name and Principal Position	Year		Salary	Bonus		Other Annual Compensation		Restricted Stock Awards(1)		LTIP Payouts(2)	All Other Compensation
Laurence C. Siegel Chairman of the Board of Directors and Chief Executive Officer	2004 2003 2002		$1,412,503 700,000 700,000	$1,879,200 4,172,000 1,660,000	(4)		— — —	— — —		$1,942,500 — —	$11,408 10,825 10,900	(3) (3) (3)
Mark D. Ettenger President	2004	(5)	1,054,174	1,305,760	(6)		—	$5,607,800	(7)	—	868	(8)
Kenneth R. Parent Chief Operating Officer	2004 2003 2002		479,892 460,686 413,223	318,616 307,504 283,910			— — —	— 820,200 1,254,000		602,808 — —	11,362 10,763 10,684	(9) (9) (9)
James F. Dausch President, Development Division	2004 2003 2002		431,364 414,100 395,915	288,216 276,408 255,200			— — —	— 410,100 1,254,000		541,462 — —	11,250 10,686 10,714	(10) (10) (10)
James A. Napoli President, Operating Division	2004 2003 2002		432,569 418,867 157,306	538,216 529,590 505,200	(11) (11) (11)	$	— 61,252(12) —	— 410,100 1,435,000		545,531 — —	11,252 3,193 122	(13) (13) (13)

(1)
The aggregate number of shares of restricted common stock held by Messrs. Siegel, Parent, Dausch and Napoli and not vested as of December 31, 2004 was 10,952, 70,229, 67,518, and 32,500, respectively. The value of these restricted common stock holdings as of December 31, 2004 for each of Messrs. Siegel, Parent, Dausch and Napoli was $698,299.52, $4,477,801.04, $4,304,947.68, and $2,072,200.00, respectively, based on the closing price of $63.76 per share of our common stock on the NYSE on December 31, 2004. In April 2004, Mr. Parent was awarded 20,000 shares of restricted common stock. Such shares vest as follows: (a) 5,000 vested on May 14, 2004, (b) 5,000 vested on April 1, 2005, (c) 5,000 vest on April 1, 2006 and (d) 5,000 vest on April 1, 2007. In April 2004, each of Messrs. Dausch and Napoli was awarded 10,000 shares of restricted common stock. Such shares vest as follows: (a) 2,500 shares vested on May 14, 2004, (b) 2,500 vested on April 1, 2005, (c) 2,500 vest on April 1, 2006 and (d) 2,500 vest on April 1, 2007. Holders of restricted common stock are entitled to receive dividends on the vested portion or dividend equivalents on the unvested portion of the restricted common stock award beginning on the date on which the first portion of such awards vest.

(2)
The long-term incentive plan payout is the amount paid to each of our named executive officers in April 2005 for the performance period of January 1, 2002 through December 31, 2004.

(3)
These amounts include (a) our contributions to the 401(k) Plan of $10,250, $10,000, and $10,000 for 2004, 2003 and 2002, respectively, and (b) the cost of group term life insurance amounting to $1,158, $825 and $900 for 2004, 2003 and 2002, respectively.

(4)
This amount consists of a $2,500,000 special bonus that Mr. Siegel received in November 2003 for his and our extraordinary performance during 2003 and 2002 and an annual bonus of $1,672,000 in 2004 based on Mr. Siegel's 2003 performance.

(5)
Mr. Ettenger became our President in February 2004.

(6)
This amount includes a $250,000 relocation bonus.

(7)
Pursuant to the Restricted Stock Unit Agreement by and between us and Mr. Ettenger, on September 9, 2004, we issued Mr. Ettenger 110,000 restricted stock units. The value of these restricted stock units as of December 31, 2004 was $7,013,600, based on the closing price of $63.76 per share of our common stock on the NYSE on December 31, 2004. 55,000 of these restricted stock units vested on January 1, 2005. On January 1, 2005, we withheld 24,645 shares of common stock to pay the tax liability owed due to the vesting of these 55,000 restricted stock units and Mr. Ettenger therefore received 30,355 shares of common stock. The remainder will vest on January 1, 2006 or otherwise pursuant to his employment agreement. Upon vesting, we will issue one share of common stock for each restricted stock unit. Additionally, pursuant to his employment agreement, each calendar year, we will grant Mr. Ettenger a number of restricted stock units equal to $580,000 divided by the last reported sales price of our common stock on the date of grant, which shall be no later than April 30. Upon the vesting of these additional restricted stock units, we will issue Mr. Ettenger one share of common stock for each restricted stock unit or the cash equivalent of such shares, as determined by the Executive Compensation Committee.

(8)
This amount includes the cost of group term life insurance.

(9)
These amounts include (a) our contributions to the 401(k) Plan of $10,250, $10,000, and $10,000 for 2004, 2003 and 2002, respectively, and (b) the cost of group term life insurance amounting to $1,112, $763 and $684 for 2004, 2003 and 2002, respectively.

(10)
These amounts include (a) our contributions to the 401(k) Plan of $10,250, $10,000 and $10,000 for 2004, 2003 and 2002, respectively, and (b) the cost of group term life insurance amounting to $1,000, $686 and $714 for 2004, 2003 and 2002, respectively.

(11)
This amount includes $250,000 of a $750,000 relocation bonus that is payable in three equal installments. The first installment of $250,000 was paid during 2002, the second installment of $250,000 was paid during 2003 and the third installment of $250,000 was paid during 2004. Mr. Napoli is obligated to repay the most recent payment of this relocation bonus should he resign within twelve months of receipt of that payment.

(12)
This amount includes $55,872 of relocation expenses for 2002 that were paid to Mr. Napoli in 2003.

(13)
These amounts include (a) our contributions to the 401(k) Plan of $10,250, and $2,500 for 2004 and 2003, respectively and (b) the cost of group term life insurance amounting to $1,002, $693 and $122 for 2004, 2003 and 2002, respectively.

For information concerning the compensation of our directors, see "Corporate Governance, Board and Committees and Director Compensation Information—Compensation of Directors."

Option/SAR Grants in Last Fiscal Year

        We did not grant any stock options or stock appreciation rights to our named executive officers during 2004.

Aggregated Options/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table provides information regarding exercise of options during the year ended December 31, 2004 and exercised and unexercised options and SARs held by our named executive officers at December 31, 2004.

			Number of Securities Underlying Unexercised Options/SARs at December 31, 2004
					Value of Unexercised In-The-Money Options/SARs at December 31, 2004(1)
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable(2)
Laurence C. Siegel	119,582	$3,237,739	480,430	119,377	$20,139,254	$4,686,741
Mark D. Ettenger	—	—	—	—	—	—
Kenneth R. Parent	104,987	$3,284,785	122,030	49,843	$4,877,015	$1,956,836
James F. Dausch	57,908	$1,676,725	178,634	57,499	$7,197,044	$2,257,411
James A. Napoli	—	—	—	—	—	—

(1)
Based on the closing price of $63.76 per share of common stock on the NYSE on December 31, 2004.

(2)
All SAR grants become exercisable only upon a change of control in us. The value of unexercised in-the-money SARs for Messrs. Siegel, Parent and Dausch as of December 31, 2004 was $4,686,741, $1,956,836, and $2,257,411, respectively. Messrs. Ettenger and Napoli do not have any SAR grants.

Long-Term Incentive Plans—Awards in Last Fiscal Year

        In 2002, our stockholders approved our long-term incentive compensation plan that is administered by our Executive Compensation Committee. At our 2004 annual meeting, our stockholders approved the 2004 Stock Incentive Plan, which provides our Board of Directors with, among other things, the ability to grant long-term incentive compensation to executive officers who meet various performance measures set by the Board. The Executive Compensation Committee has the authority to select grantees and to establish and adjust performance goals, performance targets and target incentive percentages. Only our full-time executives at the level of Vice President or above are currently eligible grantees. A long-term compensation award may be paid in the form of cash, stock options, shares of our common stock, restricted stock, restricted stock units, common stock appreciation rights or any combination thereof. Payment of long-term incentive compensation to a key employee intended to satisfy the requirements for qualified performance-based compensation will be contingent upon the attainment of one or more performance goals established in writing for each performance period, which is defined as the period of three consecutive fiscal years or such lesser period as determined by the Executive Compensation Committee. The Executive Compensation Committee has established performance goals under the long-term incentive plan based generally upon growth in funds from operations per share, return on equity, growth in sales per square foot and total stockholder return. The Executive Compensation Committee, however, has the discretion to establish performance goals based on other business criteria. If a key employee does not meet certain minimum performance thresholds, such employee will not receive any payouts under this plan.

        The following table provides information regarding possible long-term incentive awards granted to our named executive officers pursuant to our long-term incentive compensation plan. The long-term incentive compensation disclosed in the following table will be computed on a performance period that lasts three years long.

			Estimated Future Payouts in 2007 Under Non-Stock Priced-Based Plans
Name	Number of Shares, Units or Other Rights(#)	Performance or Other Period Until Maturation or Payout(1)	Threshold ($ or #)(1)	Target ($ or #)(1)	Maximum ($ or #)
Laurence C. Siegel	N/A	1/04 – 12/06	$825,000	$3,300,000	$4,000,000
Mark D. Ettenger	N/A	1/04 – 12/06	575,000	1,150,000	4,000,000
Kenneth R. Parent	N/A	1/04 – 12/06	242,276	484,552	4,000,000
James F. Dausch	N/A	1/04 – 12/06	217,776	435,552	4,000,000
James A. Napoli	N/A	1/04 – 12/06	217,776	435,552	4,000,000

(1)
The "Target" amount represents estimated payouts of 200% of the annual salary in effect for 2004 for Mr. Siegel, and 100% of the annual salary in effect for 2004 for Messrs. Ettenger, Parent, Dausch and Napoli, each award subject to the company achieving the performance measures described above. The actual target awarded in 2007 will be equal to 200% of the average annual salary in effect during the three-year performance period for Mr. Siegel and 100% of the average annual salary in effect during the three-year performance period for Messrs. Ettenger, Parent, Dausch and Napoli. The "Threshold" amount represents payouts of 50% of the Target amount for 2004 for each applicable named executive officer. The amount that may be paid out under our long-term incentive plan for multi-year performance is capped at $4,000,000 per person for our executive officers.

Employment Agreements and Other Arrangements

Mr. Siegel's 2004 employment agreement

        We entered into a new employment agreement with Mr. Siegel, effective as of April 1, 2004 and expiring on December 31, 2008 with automatic one year extensions on each January 1 thereafter unless either party gives notice of non-renewal. Pursuant to the agreement, Mr. Siegel is entitled to receive an annual base salary of $1,700,000 in 2005, which base salary amount will increase by $50,000 on April 1 of each year of the agreement.

        Mr. Siegel is also eligible to participate in our annual short-term performance incentive plan for senior executives. Mr. Siegel's target annual bonus award for each year during the term of his employment agreement is equal to his base salary for such year. The actual amount of Mr. Siegel's annual bonus will be determined in accordance with the terms of our annual short-term performance incentive plan as administered by the Executive Compensation Committee and may be based on the achievement of certain performance objectives (which may be based on both Mr. Siegel's and our performance). Awards under such plan will be made in cash. Additionally, Mr. Siegel is eligible to participate in our long-term incentive plan for senior executives. Mr. Siegel's target award under our long-term incentive plan for each year during the term of his employment is equal to two times his base salary for such year. The actual amount of Mr. Siegel's long-term incentive award will be determined in accordance with our long-term incentive plan as administered by the Executive Compensation Committee. Based on our long-term incentive plan in effect as of the date of this proxy statement, Mr. Siegel's future long-term incentive awards will be based on performance over a three-year period with the actual payout to occur in the fourth year after the year of grant. Awards made under the long-term incentive plan will consist of cash, shares of our stock or any other medium chosen by the Executive Compensation Committee.

        Mr. Siegel is entitled to receive life insurance coverage with a minimum benefit of $5,000,000, provided that we can obtain such policy on a commercially reasonable basis. Mr. Siegel is also entitled to receive fringe benefits in an amount not to exceed $50,000 per annum, in addition to the benefits that generally are available to our other executives. To the extent that fringe benefits provided during a calendar year amount to less than $50,000, additional fringe benefits in the amount of any such difference will carry forward and may be provided in any subsequent year of employment. Under the employment agreement, if we terminate Mr. Siegel's employment without "Cause" or Mr. Siegel terminates his employment for "Good Reason," Mr. Siegel is entitled to receive a cash payment equal to (a) two times the sum of (i) his base salary then in effect, (ii) his target annual bonus for the year in which the termination occurs and (iii) his longevity bonus (as described below) and (b) a pro rata cash payment of his target annual bonus for the year of termination based on service from commencement of the applicable bonus year through the date of termination. The longevity bonus, which is paid in the event that we terminate Mr. Siegel's employment without "Cause" or Mr. Siegel terminates his employment for "Good Reason," is designed to reward Mr. Siegel for his cumulative years of service as our Chief Executive Officer, and is $1,700,000 for 2004 and increases by $450,000 annually. Under his 2004 employment agreement, Mr. Siegel is permitted to terminate his employment for any reason within 30 days of the first anniversary after a change in control of us and any such termination will be considered a termination for "Good Reason," entitling him to the severance benefits described above. If Mr. Siegel's employment is terminated as a result of death or disability, Mr. Siegel or his beneficiaries or estate are entitled to a lump sum payment equal to his base salary and target annual bonus for the year in which the termination occurs.

        The employment agreement contains non-competition provisions prohibiting Mr. Siegel, subject to certain limited exceptions and certain criteria, from engaging directly or indirectly in the predevelopment, development, redevelopment, operation, management or leasing of any type of retail or entertainment-based shopping center, mall, strip center or other commercial property, the provision of related services or in any other business then carried on by us in a manner that would compete with our then-existing business activities anywhere in the world for a period thereafter of up to 24 months.

Mr. Ettenger's 2004 employment agreement

        We entered into an employment agreement with Mr. Ettenger, effective as of February 2, 2004 and expiring on January 31, 2009, with automatic one year extensions on each February 1 thereafter unless either party gives notice of non-renewal. Pursuant to the agreement, Mr. Ettenger is entitled to receive an annual base salary of $1,150,000 in 2005. The base salary is reviewed at least annually by the Executive Compensation Committee and may be increased in its discretion. In addition, Mr. Ettenger received an inducement grant of 110,000 restricted stock units, 55,000 of which vested on January 1, 2005 and 55,000 of which will vest on the earlier of January 1, 2006 and the termination of Mr. Ettenger's employment for any reason other than termination by us for cause or termination by Mr. Ettenger without good reason, as those terms are defined in the employment agreement.

        Mr. Ettenger is also eligible to participate in our annual short-term performance incentive plan for senior executives. Mr. Ettenger's target annual bonus award for each year during the term of his employment agreement is equal to $920,000. The actual amount of Mr. Ettenger's annual bonus will be determined in accordance with the terms of our annual short-term performance incentive plan as administered by the Executive Compensation Committee and may be based on the achievement of certain performance objectives (which may be based on both Mr. Ettenger's and our performance). Awards under such plan will be made in cash. Additionally, Mr. Ettenger is eligible to participate in our long-term incentive plan for senior executives. Mr. Ettenger's target award under our long-term incentive plan for each year during the term of his employment is equal to his base salary for such year. The actual amount of Mr. Ettenger's long-term incentive award will be determined in accordance with our long-term incentive plan as administered by the Executive Compensation Committee. Based on our long-term incentive plan in effect as of the date of this proxy statement, Mr. Ettenger's future long-term incentive awards will be based on performance over a three-year period with the actual payout to occur in the fourth year after the year of grant. Awards made under the long-term incentive plan will consist of cash, shares of our common stock or any other consideration chosen by the Executive Compensation Committee. In addition, Mr. Ettenger is entitled to receive an annual equity grant of restricted stock units, which may be settled in cash or common stock, having an aggregate market value of $580,000 on the date of grant.

        Mr. Ettenger is entitled to receive life insurance coverage with a minimum benefit of $3,000,000, provided that we can obtain such policy on a commercially reasonable basis. Mr. Ettenger is also entitled to receive fringe benefits in an amount not to exceed $40,000 per annum, in addition to the benefits that generally are available to our other executives. Pursuant to the employment agreement, Mr. Ettenger received a one-time payment of $250,000 in 2004 to defray the cost of relocation to the Washington, D.C. metropolitan area. Under the employment agreement, if we terminate Mr. Ettenger's employment without "Cause" or Mr. Ettenger terminates his employment for "Good Reason," and a change of control has not occurred within the twenty-four (24) month period preceding the termination, Mr. Ettenger is entitled to receive a cash payment equal to (a) two times the sum of (i) $1,150,000, (ii) his target annual bonus for the year in which the termination occurs and (iii) $580,000 and (b) a pro rata cash payment of his target annual bonus for the year of termination based on service from commencement of the applicable bonus year through the date of termination. If we terminate Mr. Ettenger's employment in anticipation of a change in control or within twenty-four (24) months after a change in control of us or Mr. Ettenger terminates his employment for any reason within 30 days of the first anniversary after a change in control of us, Mr. Ettenger is entitled to receive a cash payment equal to (a) two times the sum of (i) $1,150,000, (ii) his target annual bonus for the year in which the termination occurs and (iii) $580,000 and (b) a pro rata cash payment of his target annual bonus for the year of termination based on service from commencement of the applicable bonus year through the date of termination; provided, however, that if such termination occurs on or after February 2, 2005 or prior to February 2, 2007, Mr. Ettenger will receive two and one-half (2 1/2) times the payment provided for in the foregoing subsections (a)(i), (ii) and (iii) and if the termination occurs on or after February 2, 2007, Mr. Ettenger will receive three times the payment provided for in the foregoing subsections (a)(i), (ii) and (iii). If Mr. Ettenger's employment is terminated as a result of death or disability, Mr. Ettenger or his beneficiaries or estate are entitled to a lump sum payment equal to his base salary and target annual bonus for the year in which the termination occurs.

        The employment agreement contains non-competition provisions prohibiting Mr. Ettenger, subject to certain limited exceptions and certain criteria, from engaging directly or indirectly in the predevelopment, development, redevelopment, operation, management or leasing of any type of retail or entertainment-based shopping center, mall, strip center or other commercial property, the provision of related services or in any other business then carried on by us in a manner that would compete with our then-existing business activities anywhere in the world for a period thereafter of up to 24 months.

Our Other Executive Officers' Employment Agreements

        We also entered into employment agreements in 1997 with each of Messrs. Parent and Dausch, which we refer to as the 1997 agreements. Pursuant to the 1997 agreements, each employee agreed to be employed with us for a term of three years, with the agreement to be automatically renewed for successive one-year periods unless terminated by the employee or us. We, in turn, agreed to pay Messrs. Parent and Dausch an initial base annual salary of $208,000 and $288,400, respectively, subject to review and adjustment on April 1 of each year. Annual bonuses will be paid, and incentive compensation will be awarded, as determined in the sole discretion of the Executive Compensation Committee.

        The 1997 agreements provide that if, other than for termination in the context of a change of control of us as specified below, the employee's employment is terminated by us without cause or by the employee for good reason, the employee will be entitled to receive an amount equal to two years base salary. We also will pay for the continuation of the employee's welfare benefits for a period of 24 months after the date of termination.

        Under the 1997 agreements, in the event that the employee's employment is terminated by us (other than for cause) or is terminated by the employee for good reason, in either case within six months before or within two years after the effective date of a change of control, or is terminated by the employee within six months before or within one year after the effective date of a change of control, then the employee will be entitled to receive (1) an amount equal to two times the employee's highest annualized base salary, (2) an amount equal to two times the greater of (a) the employee's average annual bonus earned during the three years prior to a change of control or (b) the target level of bonus established for the year during which employment was terminated, (3) an amount equal to the target level of bonus established for the year during which employment was terminated and (4) a lump-sum cash payment of the entire balance of any compensation that has been deferred pursuant to our non-qualified deferred compensation plans, together with accrued interest. Additionally, under the 1997 agreements, the employee will receive medical, dental and life insurance for 24 months after the effective date of termination. To the extent the payments under the 1997 agreements are golden parachute payments under Section 280G of the Code, we will be required to pay to the executive an amount necessary to gross-up the payments for any taxes. For the purpose of the 1997 agreements, a "change of control" means (a) the acquisition by any entity, person or group of persons acting in concert of beneficial ownership of more than 50% of shares having the power to elect our directors; (b) the consummation of a merger, consolidation or other business combination involving us that results in the pre-transaction holders of voting securities having less than 50% of total voting power in an election of directors of the surviving entity; (c) our directors at the beginning of any consecutive two-year period ceasing to constitute a majority of directors, unless the nomination or election of each new director was approved by at least two-thirds of the directors then in office and who were directors at the beginning of the two-year period; or (d) the sale or transfer of all or substantially all of our assets to a non-affiliate.

        The 1997 agreements contain non-competition provisions that prohibit the employees, subject to certain limited exceptions, from engaging directly or indirectly, without our prior consent, in the development, redevelopment, operation, management or leasing of a retail shopping center or retail shopping center services within a certain area and/or with specified competitors during the period of employment with us and for 24 months, except that if the employee terminates his employment for good reason as defined in his employment agreement, the non-competition period ends one year after the date employment is terminated. In addition, the non-competition provisions prohibit the employee from inducing any employee of ours to terminate his or her employment with us, accepting employment with any of our competitors or interfering with any similar manner with our business during the period of employment and for a period of 24 months thereafter.

Equity Compensation Plan Information

        The following table sets forth certain information regarding our equity compensation plans as of December 31, 2004.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities to be issued upon vesting of restricted stock		Weighted-average price of outstanding restricted stock	Number of securities remaining available for future issuance (excluding securities reflected in the first and third column)
Equity Compensation Plans Approved by Security Holders
1994 Executive Equity Incentive Plan	1,097,754	$22.53	403,753		$31.14	—
2004 Stock Incentive Plan	6,000	$47.03	37,500		$49.17	5,944,500(1)
Equity Compensation Plans Not Approved by Security Holders
1999 Stock Option Plan (2)	156,099	$18.36	180,561		$31.92	—
Restricted Stock Unit Agreement by and between the Company and Mr. Ettenger	—	N/A	110,000	(3)	(3)	(4)
Stock Appreciation Rights (5)	374,132	$24.50	—		N/A	(6)

(1)
Of the 5,944,500 securities remaining available for future issuance at December 31, 2004, we could issue up to 1,750,500 shares of restricted stock or common partnership units. As of March 24, 2005, we had 1,717,500 shares of restricted stock or common partnership units available for future issuance.

(2)
We did not award any restricted common stock or grant stock options to our senior officers under the 1999 Stock Option Plan.

(3)
On January 1, 2005, we issued to Mr. Ettenger 55,000 shares of common stock upon the vesting of 55,000 restricted stock units. On January 1, 2006, assuming certain conditions are met, we will deliver to Mr. Ettenger one share of common stock for each remaining restricted stock unit. Consequently, the price will equal the average of the high and low price per share of common stock on the last business day preceding January 1, 2006.

(4)
Pursuant to Mr. Ettenger's employment agreement, each calendar year, we will grant him a number of restricted stock units equal to $580,000 divided by the last reported sales price of our common stock on the date of grant, which shall be no later than April 30. Upon the vesting of these additional restricted stock units, we will issue Mr. Ettenger one share of common stock for each restricted stock unit or the cash equivalent of such shares, as determined by the Executive Compensation Committee.

(5)
The following officers have received stock appreciation rights: Laurence Siegel, James Dausch, Kenneth Parent, James Whitcome, Steven Jacobsen, Thomas Frost and Gregory Neeb.

(6)
From time to time, we enter into agreements with our officers in which we grant stock appreciation rights that become exercisable only upon a change of control of us.

        We implemented our 2004 Stock Incentive Plan for the purpose of attracting and retaining highly qualified officers, directors, key employees, and other key employees. Pursuant to the 2004 Stock Incentive Plan, we can issue up to 6,000,000 securities. The aggregate number of shares of common stock and common partnership units that cumulatively may be available for issuance pursuant to awards, other than options or SARs, cannot exceed 1,800,000. Options and restricted stock are issued at a price not less than 100% of fair market value at the date of grant, options generally expire ten years from the date of grant and contain such other terms and conditions (including, without limitation, conditions to vesting) as may be determined by our Executive Compensation Committee.

        Our Board of Directors adopted the 1999 Stock Option Plan in February 1999 to promote a greater identity of interests between our employees and our stockholders. Although the 1999 Stock Option Plan terminates in February 2009, we ceased making grants or awards under the 1999 Stock Option Plan when our stockholders approved the 2004 Stock Incentive Plan at our 2004 annual meeting. Our Amended and Restated 1994 Executive Equity Incentive Plan expired in April 2004.

Report of Executive Compensation Committee

        The Executive Compensation Committee of the Board of Directors has prepared the following report regarding 2004 executive compensation. The Executive Compensation Committee consists of four members, all of whom are independent directors, and is responsible for determining the compensation for our executive officers and for administering our equity and compensation plans. This report describes the Executive Compensation Committee's basic approach to executive compensation and the basis on which 2004 compensation determinations were made by the Executive Compensation Committee with respect to The Mills Corporation's executive officers, including its named executive officers. The Executive Compensation Committee works closely with the entire Board of Directors in the execution of the Executive Compensation Committee's duties.

Executive compensation policy

        The members of the Executive Compensation Committee believe that The Mills Corporation's success is due in large part to its employees and, in particular, to the leadership of its executive officers. The primary objectives of the Executive Compensation Committee in determining executive compensation are (a) to enable The Mills Corporation to attract and retain qualified executives by providing a competitive total compensation package and (b) to align the executives' compensation with the company's overall performance and the financial interests of its stockholders by tying a significant portion of executive compensation to the company's success in meeting specified performance objectives adopted annually and adjusting compensation commensurate with overall corporate results.

        Three years ago, the Committee consulted with Deloitte & Touche LLP on the establishment of a new long-term incentive compensation plan for The Mills Corporation's executive officers and its overall compensation plans and structure. The new long-term incentive compensation plan was originally approved by the Board of Directors and was then approved by the stockholders at The Mills Corporation's 2002 annual meeting. At the 2004 annual meeting, the company's stockholders approved the 2004 Stock Incentive Plan, which provides the Board of Directors with, among other things, the ability to grant long-term incentive compensation to executive officers who meet various performance measures set by the Board or the Executive Compensation Committee.

        Following our announcement to restate prior financial statements, the Executive Compensation Committee considered whether any action should be taken to adjust bonus amounts paid in prior years. To evaluate prior bonus payments, the Executive Compensation Committee reviewed The Mills Corporation's restated financial results and the associated impact on the criteria used to determine the 2002 and 2003 annual bonuses. In addition to evaluating the quantitative changes, the Executive Compensation Committee also considered the qualitative impact the restatement had on the company. Based on this evaluation, the Executive Compensation Committee decided not to take any action with respect to bonus amounts paid in prior years.

        The Executive Compensation Committee, in conjunction with the Board of Directors, identified four criteria to be used in determining 2004 annual bonus and long-term incentive compensation: (a) growth in funds from operations per share; (b) return on equity; (c) growth in sales per square foot; and (d) total stockholder return. The Executive Compensation Committee's objective behind the use of these performance criteria is to further align executive compensation with the financial interests of our stockholders. These criteria were used to determine the variable components of compensation, including bonus awards and preliminary awards of long-term incentive payments for our employees, including our named executive officers.

2004 executive officer compensation

        The principal components of our executive compensation are base salary and performance-based annual bonus and long-term incentive grants. In accordance with the Executive Compensation

Committee's compensation objectives, a significant portion of total compensation potentially payable to our executive officers is incentive and performance-based.

        Base salary.    Each April, the Executive Compensation Committee evaluates our executive officers' performances to determine their base salaries. Additionally, the Executive Compensation Committee periodically reviews the compensation paid by comparable companies to their executive officers, as well as the competitive market data provided by an independent compensation consultant. The Executive Compensation Committee's goal is to establish competitive base salaries at or above the 75th percentile for our executive officers.

        In February 2004, Mr. Ettenger joined as our President. His base salary for 2004 was $1,150,000, which was based on the Executive Compensation Committee's review of the compensation paid by comparable companies to their presidents, as well as the competitive market data provided by independent consultants. Effective April 2004, the base salary for each of Messrs. Parent, Dausch and Napoli was increased by approximately 4.0% (a) from $465,915 to $484,552, (b) from $418,800 to $435,552 and (c) from $423,621to $435,552, respectively.

        Annual bonus.    Goals and objectives were established pursuant to the annual bonus plan as the basis for determining the cash bonuses paid to the executive officers for 2004 performance. The four criteria noted above were used in determining annual bonuses. The Executive Compensation Committee also evaluated individual performance based on factors such as the individual's degree of responsibility, ability to affect our future performance, salary level and contribution to our overall success, as measured by individual achievement of specific goals and objectives as well as to the general level of our performance. The Executive Compensation Committee has approved annual bonuses under the company's short-term performance plan for 2004 for Messrs. Ettenger, Parent, Napoli and Dausch in the amounts of $1,037,760, $300,616, $270,216, and $270,216, respectively.

        Long-term Incentive compensation.    Pursuant to the long-term incentive compensation plan approved by our Board of Directors and our stockholders in 2002, the Executive Compensation Committee established a long-term incentive compensation program that would measure performance against certain performance criteria selected by the Executive Compensation Committee over a three-year period, with the final amount paid out in the fourth year. Under this program, the Executive Compensation Committee has determined to award long-term incentive compensation for the 2002-2004 performance period to Messrs. Parent, Dausch and Napoli in the amounts of $602,808, $541,462 and $545,531 respectively.

2004 chief executive officer pay

        In establishing Mr. Siegel's annual salary, bonus and incentive compensation, the Executive Compensation Committee reviewed various information prepared by an independent consultant analyzing the compensation and employment contracts of executives in comparable companies. The reports summarized compensation and employment contracts for companies with similar market capitalization or recent historical growth or in similar industries, such as the retail real estate industry. Mr. Siegel's total compensation under his employment agreement would place him in the 99th percentile when compared to the group consisting of the highest-paid executive in each of the comparable companies in 2003.

        Mr. Siegel's annual bonus and incentive compensation are subject to, and subject to adjustment for, the achievement of certain company performance objectives as described above in "—Executive compensation policy" as well as for other factors. The Executive Compensation Committee believes that basing a large portion of Mr. Siegel's compensation on performance objectives and certain other criteria fulfills the company's objective of linking Mr. Siegel's compensation directly and closely to increasing stockholder value.

        Pursuant to the terms of Mr. Siegel's employment agreement executed as of April 1, 2004, and expiring on December 31, 2008, Mr. Siegel's 2004 base salary was $1,650,000. Mr. Siegel's employment agreement also provides that his annual bonus will be paid in cash and long-term incentive compensation will be paid in cash, shares of Company stock or any combination thereof as determined by the Executive Compensation Committee. The Executive Compensation Committee has determined that Mr. Siegel's 2004 annual bonus under the company's short-term performance plan will be $1,861,200. Further, the Executive Compensation Committee has determined to award long-term incentive compensation to Mr. Siegel for the 2002-2004 performance period in the amount of $1,942,500.

$1 million pay deductibility limit

        Section 162(m) of the Internal Revenue Code prohibits publicly traded companies from taking a tax deduction for compensation paid in excess of $1 million in any taxable year to a named executive officer. An exception to the Section 162(m) deduction limitation exists for performance-based compensation. Our restricted stock grants in 2004 and portions of our executive officers' compensation are subject to the $1 million deduction limitation because they are not considered "performance-based" within the meaning of Section 162(m).

        The Executive Compensation Committee's policy is to take into account Section 162(m) in establishing compensation for our senior executives. The Executive Compensation Committee also believes, however, that we must balance the benefit of deductions against the need to provide our executives with proper incentives to remain with us. Section 162(m) does not affect us as directly as it does Subchapter C corporations because we are a REIT and ordinarily do not pay taxes, although non-compliance with Section 162(m) will increase the tax cost of our stockholders who are subject to tax. The Executive Compensation Committee does not believe that it is necessarily in our or our stockholders' best interests that all compensation meet the requirements of Section 162(m) for deductibility and the Executive Compensation Committee may determine to award non-deductible compensation in such circumstances as it deems appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding our efforts, that compensation intended by us to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

                      Executive Compensation Committee

                      Charles R. Black, Jr., Chairman
                      S. Joseph Bruno
                      Hon. Joseph B. Gildenhorn
                      Robert P. Pincus

        The Executive Compensation Committee report above does not constitute "soliciting material" and will not be deemed "filed" or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

Compensation Committee Interlocks and Insider Participation

        Charles R. Black, Jr., Hon. Joseph B. Gildenhorn, S. Joseph Bruno, Robert P. Pincus currently serve as members of our Executive Compensation Committee. Until their resignation in October 2004, Harry H. Nick and John M. Ingram also served as members of our Executive Compensation Committee. None of these persons is an officer or employee, or former officer or employee, of ours, other than Mr. Nick who was our employee from 1993 to 1996. No interlocking relationship exists between the members of the Executive Compensation Committee and the Board of Directors, board of trustees or compensation or similar committees of any other company.

        During 2004, we did not have any transactions with any member of our Executive Compensation Committee.

Performance Graph

        The following performance graph and table compares the cumulative total stockholder return on our common stock (NYSE symbol: MLS) with the cumulative return on the S&P 500 Index and the Morgan Stanley REIT Index for the five-year period commencing December 31, 1999 and ending December 31, 2004. The following graph assumes an investment of $100 in our common stock and each index on December 31, 1999 and assumes reinvestment of all dividends.

Cumulative total stockholder return
The Mills Corporation versus S&P 500 and Morgan Stanley REIT Indices

	12/99	12/00	12/01	12/02	12/03	12/04
The Mills Corporation	100	103.91	183.30	219.34	351.52	535.57
S&P 500 Index	100	90.9	80.09	62.39	80.29	89.02
Morgan Stanley REIT Index	100	126.81	143.08	148.30	202.79	266.64

Source: Bloomberg

        The performance graph above does not constitute "soliciting material" and will not be deemed "filed" or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

        The following table shows the beneficial ownership of shares of our common stock as of March 24, 2005 by

  •
  each person known by us to be the beneficial owner of more than five percent of the outstanding common stock,

  •
  each of our directors,

  •
  each of our named executive officers, and

  •
  our directors, our named executive officers and other executive officers as a group.

        Each person named in the table has sole voting and/or investment power with respect to all shares shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. For the purposes of the following table, all securities that are owned by each of the persons named below and that are exercisable, convertible or exchangeable for our common stock, such as stock options and units of limited partnership interest in The Mills Limited Partnership, our operating partnership, through May 23, 2005, the 60th day from March 24, 2005 are included. Units of limited partnership interest in the operating partnership may be redeemed at certain times specified in the operating partnership's partnership agreement for cash equal to the value of an equal number of shares of common stock or, in our sole discretion, for an equal number of shares of common stock. The extent to which a person holds units as opposed to our common stock is described in the footnotes. As of March 24, 2005, we had 55,693,710 shares of common stock outstanding and the Operating Partnership had 8,967,494 common units of partnership interest outstanding (excluding units held by us).

        The address of the directors, executive officers and beneficial owners included in the table below is 1300 Wilson Boulevard, Suite 400, Arlington, Virginia 22209, unless otherwise provided.

Name of Beneficial Owner	Number of Shares of Common Stock		Percent of Shares of Common Stock(1)	Percent of Shares of Common Stock and Units(2)
Laurence C. Siegel	1,506,645	(3)	2.66%	2.29%
Mark D. Ettenger	30,355	(4)	*	*
James F. Dausch	315,628	(5)	*	*
Kenneth R. Parent	258,420	(6)	*	*
James A. Napoli	60,000	(7)	*	*
Dietrich von Boetticher	1,127,936	(8)	2.00%	1.72%
John M. Ingram	5,854	(9)	*	*
Charles R. Black, Jr.	12,391	(10)	*	*
James C. Braithwaite	345,471	(11)	*	*
S. Joseph Bruno	2,000	(12)	*	*
Joseph B. Gildenhorn	22,441	(13)	*	*
Harry H. Nick	255,014	(14)	*	*
Franz von Perfall	239,156	(15)	*	*
Robert P. Pincus	14,441	(16)	*	*
Cristina L. Rose	9,941	(17)	*	*
Colombe M. Nicholas	1,333	(18)	*	*
Frank W. Lampl	1,167	(19)	*	*
KanAm and affiliated entities	796,824	(20)	1.41%	1.22%
Cohen & Steers Capital Management, Inc.	6,925,255	(21)	12.43%	10.71%
Deutsche Bank AG	3,953,900	(22)	7.10%	6.11%
All executive officers and directors as a group (21 persons)	4,376,311		7.86%	6.77%

*
Less than 1%.

(1)
For purposes of this calculation, the number of shares of common stock deemed outstanding is the sum of (a) 55,693,710 shares of common stock outstanding as of March 24, 2005, (b) the number of shares of common stock issuable to the named person(s) upon the exercise of options exercisable within 60 days of March 24, 2005, and (c) the number of shares of common stock issuable to the named person(s) upon redemption of the units held by such named person(s).

(2)
For purposes of this calculation, the number of shares of common stock and units deemed outstanding is the sum of (a) 55,693,710 shares of common stock outstanding as of March 24, 2005, (b) 8,967,494 common units outstanding as of March 24, 2005 (excluding units held by us), and (c) the number of shares of common stock issuable to the named person(s) upon (i) the exercise of options exercisable within 60 days of March 24, 2005 and (ii) the redemption of the units held by such named person(s).

(3)
Includes 469,422 shares of common stock, 556,793 units, and options to purchase 480,430 shares of common stock exercisable within 60 days of March 24, 2005.

(4)
Includes 30,355 shares of common stock. In April 2005, Mr. Ettenger received an additional 10,561 shares of common stock pursuant to his employment agreement, 4,715 shares of which were surrendered to us by Mr. Ettenger to pay applicable statutory withholding taxes. Finally, Mr. Ettenger currently owns 55,000 restricted stock units that vest on the earlier of January 1, 2006 and the termination of Mr. Ettenger's employment for any reason other than termination by us for cause or termination by Mr. Ettenger without good reason. Upon the restricted stock units vesting, we will deliver to Mr. Ettenger one share of common stock for each restricted stock unit.

(5)
Includes 136,994 shares of common stock and options to purchase 178,634 shares of common stock exercisable within 60 days of March 24, 2005.

(6)
Includes 136,390 shares of common stock and options to purchase 122,030 shares of common stock exercisable within 60 days of March 24, 2005.

(7)
Includes 60,000 shares of common stock.

(8)
Includes 331,112 shares of common stock held by Mr. von Boetticher directly. Also includes 93 shares of common stock and 796,731 units beneficially owned by KanAm and various affiliated entities. Mr. von Boetticher either holds a controlling interest in such entities or a controlling interest in the general partner of such entities. Mr. von Boetticher disclaims beneficial ownership of the 93 shares of common stock and 796,731 units beneficially owned by these KanAm entities except to the extent of his pecuniary interest therein.

(9)
Includes 5,854 shares of common stock.

(10)
Includes 9,391 shares of common stock and options to purchase 3,000 shares of common stock exercisable within 60 days of March 24, 2005.

(11)
Includes 7,001 shares of common stock, options to purchase 1,000 shares of common stock exercisable within 60 days of March 24, 2005 and 309,476 units. Also includes 27,994 units held by Braithwaite Family Partnership, of which Mr. Braithwaite is the general partner and has voting and investment power.

(12)
Includes 2,000 shares of common stock.

(13)
Includes 20,441 shares of common stock and options to purchase 2,000 shares of common stock exercisable within 60 days of March 24, 2005.

(14)
Includes 142,446 shares of common stock and 111,568 units. Also includes 1,000 shares of common stock held by Nick Family Trust, of which Mr. Nick is a trustee and has voting and investment power.

(15)
Includes 26,147 shares of common stock, 210,509 units and options to purchase 2,500 shares of common stock exercisable within 60 days of March 24, 2005.

(16)
Includes 11,441 shares of common stock and options to purchase 3,000 shares of common stock exercisable within 60 days of March 24, 2005.

(17)
Includes 7,441 shares of common stock and options to purchase 2,500 shares of common stock exercisable within 60 days of March 24, 2005.

(18)
Includes 1,333 shares of common stock.

(19)
Includes 1,167 shares of common stock.

(20)
Includes 93 shares of common stock and 796,731 units held by KanAm and its affiliates which are also included in Mr. von Boetticher's beneficial ownership calculations. During 2002, we executed a waiver of the limitations on ownership of common stock as to KanAm and its affiliates, subject to limitations in our certificate of incorporation to preserve our REIT status. The address for KanAm is The Forum, 3290 Northside Parkway, Suite 825, Atlanta, Georgia 30327.

(21)
Information is based on a Schedule 13G/A filed with the SEC on February 14, 2005. Includes 6,337,255 shares of common stock over which Cohen & Steers has sole voting power and 6,925,255 shares of common stock over which Cohen & Steers has sole dispositive power. During 2002, we executed a waiver of the limitations on ownership of common stock as to Cohen & Steers Capital Management, Inc., subject to limitations in our certificate of incorporation to preserve our REIT status. The address for Cohen & Steers is 757 Third Avenue, New York, New York 10017.

(22)
Information is based on a Schedule 13G filed with the SEC on February 7, 2005. The Schedule 13G filing reflects the securities beneficially owned by the Private Clients and Asset Management business group of Deutsche Bank AG and its subsidiaries and affiliates. Deutsche Bank has sole voting power and sole dispositive power over all of the shares indicated. The address for Deutsche Bank AG is Taunusanlage 12, D-60325, Frankfurt am Main, Federal Republic of Germany.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        During 2004, we engaged in certain transactions or had certain relationships with some of the members of our Board of Directors as more fully described below.

Transactions with KanAm

        Three members of our Board of Directors, Messrs. Braithwaite, von Boetticher and von Perfall, are affiliated with KanAm USA, LLC and its affiliates, which we refer to collectively as "KanAm." KanAm is a real estate developer and investment partnership sponsor headquartered in Germany and is our joint venture partner in many of our projects. Since 1994, KanAm has invested approximately $1 billion in equity in various projects with us. Additionally, as of March 24, 2005, KanAm owned approximately 1.23% of the outstanding common partnership units of The Mills Limited Partnership, our operating partnership.

Joint ventures with KanAm

        By virtue of their relationships with KanAm, Messrs. Braithwaite, von Boetticher and von Perfall have a conflict of interest with respect to joint ventures between us and KanAm. When the Board of Directors (and the Executive Committee, of which Mr. Braithwaite is a member) vote on either current transactions involving our existing KanAm joint ventures or any proposed KanAm joint ventures, each of Messrs. Braithwaite, von Boetticher and von Perfall abstain from voting.

        The following table sets forth as of December 31, 2004, KanAm's residual sharing percentage and amount of unreturned capital contributions for each joint venture in which KanAm is a partner:

Project	Residual Sharing Percentage	Amount of Unreturned Capital Contributions
		(in millions)
Arundel Mills	40.75%	$42.35
Colorado Mills	18.75	25.50
Concord Mills	40.75	30.25
Discover Mills (together with Discover Residual)	50.00	83.14
Grapevine Mills	40.75	35.09
Great Mall of the Bay Area	25.00	47.18
Katy Mills	37.50	78.75
Meadowlands Xanadu	26.66	210.18
Pittsburgh Mills	18.75	57.85
Opry Mills	25.00	68.85
St. Louis Mills	25.00	31.50
The Block at Orange	50.00	60.00

        Our KanAm joint venture agreements typically provide for the following material economic terms and rights:

  •
  preferred returns of 9% (11% in limited instances) on each partner's capital contribution;

  •
  distribution of operating cash flow based on the partners' residual sharing percentages after payment of preferred returns;

  •
  distribution of proceeds upon a major capital event (such as a sale of the property or receipt of proceeds from a refinancing) to the partners so that the partners will receive, in the following order, (a) their respective accumulated but unpaid preferred returns, (b) their unreturned capital contributions and (c) the remaining cash, if any, based on their residual sharing percentages; and

  •
  management by us of the property, subject to KanAm's approval on various major decisions such as the refinancing or sale of a property.

Additionally, we typically guarantee KanAm's construction period preference and the construction debt until construction is substantially completed and qualified permanent financing is secured for a project. KanAm generally does not guarantee any portion of the construction debt. We are generally the sole guarantor of the construction loan at each of joint venture projects. The following table sets forth information as of December 31, 2004 regarding our guarantees of KanAm's unpaid construction period preference in each joint venture in which KanAm was a partner as of December 31, 2004:

Project	KanAm's Construction Period Preference (in thousands)
Discover Mills	$1,762.2
Meadowlands Xanadu	4,742.4
Pittsburgh Mills	1.4
St. Louis Mills	871.0

Other KanAm transactions

        An affiliate of KanAm owned the office building in which our executive offices are located until it sold the building to an unaffiliated third party in 2004. During 2004, we paid this KanAm affiliate approximately $1.48 million in rental payments for the office space.

        In March 2004, we conveyed an approximately 50% partnership interest in Opry Mills to KanAm Grund Kapitalanlagegesellschaft mbH for total consideration of $158.1 million consisting of $68.9 million in cash and $89.2 of allocable partnership debt. An additional $5.3 million was paid by KanAm Grund Kapitalanlagegesellschaft mbH as its pro rata share of funds needed to terminate a swap agreement associated with the mortgage on the property. This transaction was approved by our Board of Directors, with Messrs. Braithwaite, von Boetticher and von Perfall abstaining from voting on the matter.

        During 2003 and 2004, KanAm acted as our disbursing agent and provided other related services with respect to certain unitholders of The Mills Limited Partnership who received their units in distribution transactions from KanAm and its affiliated entities. Specifically, KanAm assisted us in making quarterly partnership distributions, redeeming partnership units, preparing certain tax forms, communicating with our German partners, and interfacing with our German unitholders on day-to-day matters. Until we entered into a Services Agreement, dated as of December 1, 2004, with KanAm, we did not pay KanAm any fees nor did we reimburse KanAm for any expenses incurred in connection with these services. Under the terms of the services agreement that commenced on January 1, 2004, we will pay KanAm a quarterly fee that ranges from $15,000 to $25,000, depending on the number of KanAm unitholders, in exchange for KanAm continuing to provide these services to us. We will also reimburse KanAm for reasonable out-of-pocket expenses. The initial term of the agreement is for two years and will automatically renew for one year successive periods, subject to either parties termination rights. We believe that these fees are in accordance with market terms. Our Board of Directors approved the transaction, with Messrs. Braithwaite, von Boetticher and von Perfall abstaining from voting on the matter.

        In December 2004, we paid KanAm approximately $36,300 for out-of-pocket expenses pursuant to the terms of the Services Agreement. In January 2005, pursuant to the terms of the Services Agreement, we paid KanAm approximately $222,000 for services provided to us for 2003, 2004 and the first quarter of 2005.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who beneficially own more than 10% of our common and preferred stock, to file reports of ownership and transactions that result in changes in ownership of our equity securities on prescribed forms with the SEC and the NYSE, and to furnish us with copies of the forms. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations of our directors and officers, we believe that during the year ended December 31, 2004, the following report was not filed timely: Mr. S. Joseph Bruno, a director, was late in filing a Form 4 to report one transaction.

ANNUAL REPORT ON FORM 10-K

        We have provided without charge, to each person from whom a proxy is solicited, a copy of our annual report to security holders for the fiscal year ended December 31, 2004, including our consolidated financial statements. You should not regard this annual report as proxy soliciting material or as a communication by means of which any solicitation is to be made. This annual report will be available on our website at www.themills.com under "Investors—Financial & SEC Filings—Annual Reports."

        Additionally, upon written request, we will provide you without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 that we filed with the SEC. You should make your request in writing to:

The Mills Corporation
Attention: Investor Relations
1300 Wilson Boulevard, Suite 400
Arlington, Virginia 22209

OTHER MATTERS

        We know of no other matters to be presented for consideration at the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in proxies returned to us to vote those proxies in accordance with their judgment.

STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

        Proposals of stockholders to be presented at the 2006 annual meeting of stockholders must be received by our Corporate Secretary prior to December 30, 2005 to be considered for inclusion in our proxy material for that meeting. In addition, any stockholder who wishes to propose a nominee to the Board of Directors or submit any other matter to a vote at a meeting of stockholders (other than a stockholder proposal included in our proxy materials pursuant to Rule 14a-8 of the Securities Exchange Act of 1934) must deliver such information to our Corporate Secretary no earlier than March 9, 2006 and no later than April 8, 2006, and must comply with the advance notice provisions and other requirements of Article II, Section 2.7 of our bylaws, which are on file with SEC and may be obtained from our Corporate Secretary upon request.

        Your vote is very important. Whether or not you plan to attend the meeting in person, please submit your vote as soon as possible. You may vote through the Internet, by telephone, by completing and mailing the accompanying proxy card or by attending the annual meeting and completing a written ballot at the meeting. Please review the instructions on the accompanying proxy card regarding each of these voting options.

By Order of the Board of Directors,

Name: Thomas E. Frost Title: Secretary

        April 29, 2005

Appendix A

THE MILLS CORPORATION
AUDIT COMMITTEE
SECOND AMENDED AND RESTATED CHARTER

This AMENDED AND RESTATED CHARTER (the "Charter") of the AUDIT COMMITTEE (the "Committee") has been adopted by the Board of Directors (the "Board") of The Mills Corporation (the "Company") on December 1, 2004.

A.
Purpose.    The purpose of the Committee is

1.
to be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review or attest services to the extent such registered public accounting firm is required to be "independent" under applicable rules and regulations (the "Auditor");

2.
to assist in Board oversight of: (a) the integrity of the financial statements of the Company; (b) the compliance by the Company with legal and regulatory requirements; (c) the qualifications and independence of the Company's Auditor; and (d) the performance of the Company's internal audit functions and Auditor; and

3.
to be responsible for the preparation of the report required by the rules of the Securities and Exchange Commission (the "SEC") to be included in the Company's annual proxy statement.

The Committee shall have and perform the same duties and responsibilities, to the extent required by applicable law, with respect to the Company's subsidiary, The Mills Limited Partnership, to those contained herein with respect to the Company, as long as the Company is the general partner and The Mills Limited Partnership is a public reporting company.

B.
Members.    The Committee shall consist of no fewer than three members of the Board all of whom shall meet the independence, experience and financial literacy requirements set forth in the listing standards of the New York Stock Exchange (the "NYSE") and established under applicable statutes and regulations of the SEC. At all times, at least one member of the Committee shall be an "audit committee financial expert" within the meaning of the applicable rules and regulations of the SEC and shall have "accounting or related financial management experience" under the applicable rules and regulations of the NYSE, as determined by the Board in its business judgment.

Committee members shall not serve on the audit committees of more than two other public companies, unless the Board determines that such simultaneous service does not impair the ability of such member to effectively serve on the Committee.

The members of the Committee shall be appointed by the Board on the recommendation of the Governance and Nominating Committee. Audit Committee members may be removed and replaced by the Board, but all replacements shall be made on the recommendation of the Governance and Nominating Committee.

The Board shall designate one member of the Committee as its Chairman.

C.
Duties, Responsibilities and Authority.    The duties, responsibilities and authority of the Committee shall be as set forth below.

1.
The Committee shall be directly responsible and have the sole authority to appoint and approve the compensation of the Auditor. The Committee shall evaluate the performance of the Auditor and be directly responsible, and have the sole authority, for the retention, discharge or replacement of the Auditor (subject, if deemed appropriate, to shareholder ratification). The Committee will periodically consider whether rotation of the Auditor is appropriate.

  2.
  The Committee shall be directly responsible for resolving any disagreements between the management of the Company and the Auditor regarding financial reporting.

  3.
  The Committee shall approve in advance the provision by the Auditor of all services whether or not related to the audit. The Committee shall cause the Company to provide for appropriate funding, as determined by the Committee, for payment of compensation to the Auditor retained by the Company for the purpose of rendering or issuing an audit report. The Committee may delegate authority to one or more members to grant pre-approvals of audit and permitted non-audit services, provided that decisions to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

  4.
  The Committee shall review and discuss with management and the Auditor the Company's annual audited financial statements, quarterly financial statements and interim financial information, including (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies, (b) analyses prepared by management or the Auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative Generally Accepted Accounting Principles ("GAAP") methods on the financial statements, (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company, (d) the Company's disclosures under "Management's Discussion and Analysis of Results of Operations and Financial Condition", (e) any pro forma or non-GAAP information, (f) any material correcting adjustments that have been identified by the Auditor and (g) other matters related to the conduct of the audit of the Company's annual financial statements or review of the Company's quarterly or interim financial statements that are to be communicated to the Committee under applicable standards.

  5.
  The Committee shall review analyses and reports prepared by the Auditor, including analyses of (a) critical accounting policies and practices in connection with the preparation of the Company's financial statements, (b) the ramifications of the use of alternative disclosures and treatments of financial information within GAAP and the treatment preferred by the Auditor, and (c) other material written communications between the Auditor and management, including any management letter or schedule of unadjusted differences.

  6.
  The Committee shall review and discuss with management and the Auditor the Company's earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. Such review and discussion may be done generally, i.e., the Committee can discuss the types of information to be disclosed and the type of presentation to be made.

  7.
  The Committee shall review policies and procedures with respect to Company transactions in which officers or directors have an interest; where appropriate, including when their review is requested by management or the Auditor, review policies and procedures with regard to officers' expense accounts and perquisites, including their use of corporate assets and consider the results of any review of these areas by the internal audit staff or Auditor. The Committee shall review all related party transactions and similar matters to the extent required by the NYSE to be approved by an audit committee or comparable body.

  8.
  The Committee shall meet periodically with management, internal audit staff and the Auditor to discuss the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures. The Committee shall also review and evaluate the Company's guidelines and policies for identifying and assessing key financial risk areas and for formulating and implementing steps to address such risk areas.

  9.
  The Committee shall review major changes to the Company's auditing and accounting principles and practices as suggested by the Auditor, internal registered public accounting firm or management.

  10.
  The Committee shall receive periodic reports, at least annually, from the Auditor regarding (a) the Auditor's independence, (b) the Auditor's internal quality control procedures, (c) any material issues raised by the most recent internal quality control review, or peer review, of the Auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and (d) all relationships between the Auditor and the Company. Based on these reports, the Committee shall evaluate the Auditor's qualifications, performance and independence. Additionally, this evaluation should include the review and evaluation of the lead partner of the Auditor; the Committee shall ensure that the Auditor complies with the lead partner rotation requirements established by the SEC. The Committee shall discuss such reports with the Auditor and take appropriate action on any disclosed relationship to satisfy itself of the Auditor's independence. The Committee shall present its conclusions of such evaluations to the Board.

  11.
  The Committee shall establish clear hiring policies for employees and former employees of the Auditor.

  12.
  The Committee shall review the appointment and replacement of the senior internal auditing executive as well as the performance of the internal auditing staff.

  13.
  The Committee shall obtain from the senior internal auditing executive ongoing assessments of the Company's risk management processes and systems of internal control and review such reports and management's responses thereto.

  14.
  The Committee shall meet with the Auditor prior to the audit to review the planning and staffing of the annual audit and other examinations of the Company's quarterly, annual and other financial information. The Committee shall also review with internal audit staff and the Auditor the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts and the effective use of internal and external audit resources.

  15.
  The Committee shall obtain from the Auditor assurance that during the course of the annual audit the Auditor did not detect or otherwise become aware of information indicating that an illegal act has occurred that might have a material adverse effect on the financial statements of the Company.

  16.
  The Committee shall obtain reports from management, the Company's senior internal auditing executive and the Auditor, as appropriate, that the Company, the Company's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Code of Business Conduct and Ethics.

  17.
  The Committee shall review with the Auditor any audit problems or difficulties the Auditor may have encountered in the course of the audit work and management's response to any such problems or difficulties. Such review shall include:

  (a)
  Any restrictions on the scope of activities or access to required information;

    (b)
    Any significant disagreements with management; and

    (c)
    The internal audit department responsibilities, budget and staffing.

  18.
  The Committee shall be responsible for the preparation of the report required by the rules of the SEC to be included in the Company's annual proxy statement, and shall undertake to complete each task necessary to complete such report. It shall also review the information to be provided by the Auditor for inclusion in the proxy statement, including with regard to fees relating to the audit.

  19.
  The Committee shall review with the Board any issues with respect to the Company's policies and procedures regarding (a) compliance with applicable laws and regulations, (b) the Company's Code of Business Conduct and Ethics that apply to financial reporting, (c) the quality or integrity of the Company's financial statements, (d) the performance and independence of the Auditor, and (e) the performance of the internal audit function.

  20.
  The Committee shall review with the Company's general counsel legal and regulatory matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from external counsel, regulators or governmental agencies.

  21.
  The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

  22.
  The Committee shall meet periodically with the Chief Financial Officer and the members of management, the senior internal auditing executive and the Auditor in separate executive sessions.

  23.
  The Committee may form and delegate authority to subcommittees if determined to be necessary or advisable. Notwithstanding the foregoing, the Committee may not allocate the audit committee responsibilities and functions described under C(1), C(2), C(3), C(4), C(6), C(8), C(10), C(11), C(13), C(17), C(19), C(21), C(22), C(26) and D of this Charter to a different committee.

  24.
  The Committee shall make reports to the Board at the next regularly scheduled meeting following the meeting of the Committee accompanied by any recommendations to the Board.

  25.
  The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Governance and Nominating Committee for approval by the Board.

  26.
  The Committee shall annually review its own performance in coordination with the Governance and Nominating Committee.

  27.
  The Committee shall have such other authority and responsibilities as may be assigned to it from time to time by the Board.

D.
Further Authority.    In carrying out its duties, responsibilities and authority set forth in this Charter (and such other authority and responsibilities as may be assigned to it from time to time by the Board), the Committee shall have the authority to engage, and obtain advice and assistance from, independent legal counsel, accounting and other advisers. The Company shall provide appropriate funding to compensate any such advisers. Further, the Company shall provide appropriate funding to compensate for ordinary administrative expenses of the Committee.

E.
Limitations on Duties, Responsibilities and Authority.    While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the Auditor.

F.
Amendments.    This Charter may be amended or supplemented at any time and from time to time, at the discretion of the Board.

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8978
EDISON, NJ 08818-8978

The EquiServe Vote by Telephone and Vote by Internet systems can be accessed
24-hours a day, seven days a week until 11:59 p.m. the day prior to the meeting.

Your vote is important. Please vote immediately.

Vote-by-Internet Log on to the Internet and go to http://www.eproxyvote.com/mls	OR	Vote-by-Telephone Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

FOLD AND DETACH HERE
☒
Please mark
votes as in
this example.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is otherwise made, the proxy will be voted FOR the item or items for which no direction is made, and in the discretion of the named proxies as to any other matters properly presented at the meeting.

THE MILLS CORPORATION
1.
Proposal to elect 01 Laurence C. Siegel, 02 Franz von Perfall, 03 Cristina L. Rose, 04 Colombe M. Nicholas
	FOR	WITHHELD
FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐	For all nominess except as written above
		FOR	AGAINST	ABSTAIN
2.	Proposal to ratify the appointment of Ernst & Young LLP as auditors for 2005.	☐	☐	☐

If you plan to attend the Annual Meeting, please check the box. ☐

Mark box at right if an address change or comment has been noted on the reverse side of this card. ☐

The undersigned hereby acknowledges receipt of the Notice of the 2004 Annual Meeting of Stockholders and accompanying Proxy Statement.

Signature	Date:	Signature	Date:

Please sign above exactly as name appears. When shares are held by joint tenants, both should sign. When signing as Guardian, Executor, Administrator, Attorney, Trustee, etc., please give full title as such. If a corporation, sign in full corporate name by President or other authorized officer, giving title. If a partnership, sign in partnership name by authorized person.

Dear Shareholder,

Shareholders of The Mills Corporation can now take advantage of several services available through our transfer agent, EquiServe Trust Company, N.A. These services include:

DirectService Investment Program

Shareholders may purchase or sell The Mills Corporation stock directly through the Program rather than dealing with a broker. Automatic investment allows you to purchase additional shares on a regular basis by authorizing EquiServe to electronically debit your checking or savings account each month. Shareholders can deposit certificates to be held on account for safekeeping, request a certificate for shares held on account or transfer shares to others.

Vote-by-Internet

Shareholders may now vote their shares via the Internet by following the directions on the reverse side of this card. Votes may be cast by Internet up until 11:59 p.m. on the day before the Annual Meeting.

Internet Account Access

Shareholders may access their accounts on-line at www.equiserve.com. Through Account Access you will have the ability to view your holdings, request address changes, certify tax identification numbers, and buy and sell shares.

Transfer Agent Contact Information

EquiServe Trust Company, N.A. P.O. Box 43069 Providence, RI 02940-3069	Telephone Inside the USA: Telephone Outside the USA: TDD/TYY for Hearing Impaired:	(800) 446-2617 (781) 575-2723 (800) 952-9245
FOLD AND DETACH HERE

PROXY

THE MILLS CORPORATION
Annual Meeting of Stockholders on June 7, 2005
This Proxy is Solicited on Behalf of the Board of Directors

        The undersigned does hereby appoint Mark D. Ettenger and Thomas E. Frost, or either one of them, with full power of substitution in each, as proxies to vote on the matters identified and as directed on the reverse side of this card, or, if not so directed, in accordance with the recommendations of the Board of Directors, all shares of The Mills Corporation (the "Company") held of record by the undersigned at the close of business on April 22, 2005 and entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Tuesday, June 7, 2005 at 10:00 a.m. eastern standard time at the Hyatt Regency Crystal City, 2799 Jefferson Davis Highway, Arlington, Virginia, 22202, and upon such other matters as may properly come before the Annual Meeting or any adjournments thereof.

        This proxy, when properly completed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is otherwise given, this proxy will be voted (i) FOR the nominees for election as Directors: (01) Laurence C. Siegel, (02) Franz von Perfall, (03) Cristina L. Rose, and (04) Colombe M. Nicholas, (ii) FOR Proposal 2 to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 2005, and (iii) in the discretion of the named proxies as to any other matters properly presented at the meeting.

        You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark boxes if you wish to vote in accordance with the recommendations of the Board of Directors. The proxies cannot vote your shares unless you sign and return this proxy card.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 7, 2005
Table of Contents
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 7, 2005
QUESTIONS AND ANSWERS
CORPORATE GOVERNANCE, BOARD AND COMMITTEES AND DIRECTOR COMPENSATION INFORMATION
ELECTION OF DIRECTORS (PROPOSAL 1)
REPORT OF THE AUDIT COMMITTEE
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL 2)
OUR EXECUTIVE OFFICERS, EXECUTIVE COMPENSATION, REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE, COMPENSATION COMMITTEE INTERLOCKS AND PERFORMANCE GRAPH
Summary Compensation Table
Cumulative total stockholder return The Mills Corporation versus S&P 500 and Morgan Stanley REIT Indices
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ANNUAL REPORT ON FORM 10-K
OTHER MATTERS
STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING
Appendix A THE MILLS CORPORATION AUDIT COMMITTEE SECOND AMENDED AND RESTATED CHARTER
THE MILLS CORPORATION Annual Meeting of Stockholders on June 7, 2005 This Proxy is Solicited on Behalf of the Board of Directors